Exhibit 10.56

ALLIANCE DATA SYSTEMS

401(k) AND RETIREMENT SAVINGS PLAN

PREAMBLE

BSI Business Services, Inc. adopted the BSI Business Services, Inc. 401(k) and Retirement Savings Plan (the "Plan") effective as of January 24, 1996. The purpose of the Plan is to provide eligible employees with retirement benefits.  The Plan is intended to be a profit sharing plan qualifying under Section 401 (a) of the Code with a cash or deferred arrangement qualifying under Section 401(k) of the Code.

BSI Business Services, Inc. was renamed ADS Alliance Data Systems, Inc.  Accordingly, the Plan was amended, restated, and renamed the Alliance Data Systems 401(k) and Retirement Savings Plan, effective as of January 1, 1997.  The Plan was subsequently amended and restated effective January 1, 2004, to include various changes, including retroactive changes required by applicable federal law for the Plan to remain tax-qualified under the Code, and to make changes necessary to qualify the Plan for the “safe harbor” testing option provided under Code Section 401(k)(12). For each year the Plan intends to qualify for this testing option, the Committee shall provide the notice to Participants required thereunder. The Plan was again amended and restated effective January 1, 2008.  The Plan is hereby amended and restated effective January 1, 2013, except where expressly provided. The provisions for Roth Elective Deferrals, for example, are effective November 1, 2012.

Article 1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, and the masculine, feminine and neuter gender shall be deemed to include the others, unless a different meaning is plainly required by the context:

1.1 Account

The total of the separate accounts that are maintained for a Participant under the Plan.

1.2 Accrued Benefit

The sum of the amounts credited to the Participant's Account as of any date.

1.3 Actual Deferral Percentage

The ratio (expressed as a percentage) of the Tax Deferred Deposits made on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while the Participant is eligible to make Tax Deferred Deposits.

1.4 Adjustment Factor

The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, applied as the Secretary shall provide.

1.5 Annuity Commencement Date

The first day of the first period for which an amount is payable as an annuity or any other form.

1.6 Average Actual Deferral Percentage

The average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

1.7 Average Contribution Percentage

The average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

1.8 Benefits Administration Committee

The committee described in Section 13.5.

1.9 Beneficiary

The person, persons or entity designated in writing by a Participant, or otherwise determined in accordance with the Plan, entitled to receive any death benefit which may be, or may become, payable under the Plan.

1.10 Board of Directors

The Board of Directors of the Company, as constituted from time to time.  The Board of Directors shall have the right and the power to delegate any duty or power under the Plan to one or more persons, and any reference in the Plan to the Board of Directors shall include a reference to such delegatee(s).

1.11 Catch-Up Contributions

The supplemental amounts a Participant elects to defer pursuant to Section 3.10.

1.12 Code

The Internal Revenue Code of 1986, as amended from time to time.

1.13 Company

ADS Alliance Data Systems, Inc. and any successor thereto.

1.14 Company Account

The account into which Employer Matching Contributions, Discretionary Profit Sharing Contributions,  and Retirement Contributions shall be credited, which may include subaccounts to account for contributions made under plans merged into the Plan.

1.15 Compensation

Shall have the following meanings for specific purposes under the Plan:

(A)
For purposes of determining the amount of any (i)  Deposits; (ii) Employer Matching Contributions; (iii) Retirement Contributions; and (iv) Discretionary Profit Sharing Contributions, “Compensation” shall mean the regular wages (i.e., base pay), overtime, commissions, leave cashouts, and cash incentives paid to an Employee by an Employer for the applicable Plan Year while a Participant in the Plan, but excluding sign-on bonuses, disability pay, workers compensation, severance pay, service related cash awards, any amounts which constitute tax gross ups of taxable amounts, any amounts deferred under, or contributed to, a non-qualified deferred compensation plan, and referral awards.

In addition, Compensation for this purpose includes any contributions made by the Employer on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code Section 401(k), any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code Section 125, and any election of transportation benefits under a program established pursuant to Code Section 132(f).

With respect to a Period of Military Service, an Employee will be considered to have received the same rate or level of Compensation during his absence that he was receiving immediately prior to his absence, or if the rate of Compensation is not reasonably certain, on the basis of the Employee’s average rate of Compensation during the twelve (12) month period immediately preceding such period (or if shorter, the period of employment immediately preceding such period).

(B)
For purposes of the limitations imposed by Section 415 of the Code, the Top-Heavy plan minimum contribution requirements of Section 416 of the Code, and the determination of Highly Compensated Employees pursuant to Section 414(q) of the Code, "Compensation" means wages within the meaning of Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(21). Thus, Compensation shall include "differential wage payments" within the meaning of section 3401(h)(2) of the Code to a Participant who is performing qualified military service described in section 414(u)(5) of the Code.

Notwithstanding the foregoing, Compensation for this purpose includes an Employee's elective deferrals under Code Section 402(g)(3)) and amounts contributed or deferred under Code Section 125, or Code Section 457 at the Employee's election for purposes of determining who is a Highly Compensated Employee and for purposes of Code Section 415 limits on benefits, and an Employee's elective deferrals under Code Section 132(f).

(C)
For purposes of determining a Participant's Actual Deferral Percentage used in performing the average deferral percentage nondiscrimination test described in Section 401(k)(3) of the Code and the Contribution Percentage used in performing the average contribution percentage nondiscrimination test described in Section 401(m)(2) of the Code, "Compensation" shall mean compensation as defined in Section 414(s) of the Code and the regulations thereunder.

(D)
For purposes of defining "Key Employee" under Section 416 of the Code, "Compensation" shall mean Compensation as defined in Paragraph (B) paid to the eligible Employee other than compensation in the form of qualified or previously qualified deferred compensation that is currently includible in the gross income of the eligible Employee for Federal income tax purposes.  In addition, for purposes of this Paragraph (D), Compensation shall include amounts withheld from a Participant's earnings pursuant to a salary reduction agreement entered into by the Participant in accordance with Sections 401(k) or 125 of the Code.  Compensation shall also include amounts withheld from a Participant's earnings pursuant to a salary reduction agreement entered into by the Participant in accordance with Code Section 132(f).

(E)	Notwithstanding anything herein to the contrary, Compensation shall be limited annually to $255,000 (adjusted in future years as provided under Code section 401(a)(17)).

1.16 Contribution Percentage

The ratio (expressed as a percentage) of the Taxed Deposits and, in the case of a Participant who has not completed a Year of Eligibility Service, the Employer Matching Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while the Participant is eligible to have Taxed Deposits and, in the case of a Participant who has not completed a Year of Eligibility Service, the Employer Matching Contributions made on his behalf.

1.17 Deposit Election

The election made by a Participant authorizing and electing a percentage of his Compensation to be withheld by the Employer and contributed on behalf of the Participant as Tax Deferred Deposits or deducted by the Employer and contributed on behalf of the Participant as Taxed Deposits.

1.18 Deposits

The amounts that a Participant elects to contribute or have contributed on his behalf to the Trust pursuant to Article 3 or Article 12, including Tax Deferred Deposits, Roth Elective Deferrals, Taxed Deposits, and Catch-Up Contributions.

1.19 Effective Date

This amended and restated Plan is generally effective January 1, 2013.  The Plan was originally effective January 24, 1996.

1.20 Eligibility Computation Period

The twelve consecutive month period beginning on the date the Employee is first credited with an Hour of Service and each anniversary thereof, provided, however, that if the Employee is not credited with 1,000 or more Hours of Service in the first such period, the Eligibility Computation Period shall be the Plan Year beginning with the Plan Year beginning in the first Eligibility Computation Period.

1.21 Employee

Any person who is receiving compensation for personal services rendered in the employment of the Employer including Leased Employees. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer's Nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term Employee shall not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

1.22 Employer

The Company and any subsidiary or affiliated organization which, with the approval of the Board of Directors and subject to such considerations as the Board of Directors may impose, adopts this Plan.  Each adopting Employer authorizes the Company and/or the Company's Board of Directors, as applicable, to act on its behalf with respect to the Plan in all respects, provided, however, that each adopting Employer may reserve the authority to withdraw from the Plan.

In determining Hours of Service for the purposes of determining an Employee's eligibility to participate in the Plan and the vesting of benefits, in determining whether an Employee is a Highly Compensated Employee, in determining the special rules on deferral percentage limitations and the special rules for contribution percentage limit testing, in determining whether the Plan is Top-Heavy under Section 416 of Code, in determining whether an Employee has terminated employment with each Employer, and in determining the limitations on Annual Additions under Section 415 of the Code, the term "Employer" shall include any other corporation or other business entity which must be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, but only for such periods of time when the Employer and such other corporation or other business entity must be aggregated as aforesaid. For purposes of the determination of the limitations on Annual Additions, such definition of "Employer" shall be modified by Section 415(h) of the Code.

1.23 Employer Matching Contributions

The amounts contributed on behalf of a Participant pursuant to Section 4.1.

1.24 Employment Commencement Date

The date on which an Employee is first credited with an Hour of Service for the performance of duties for an Employer.

1.25 Entry Date

The first day on which it is administratively practicable to enroll in the Plan an Employee who is eligible under Article 2, which date shall in no case be more than 30 days after the date the Employee first becomes eligible under Article 2.

1.26 ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27 Excess Aggregate Contributions

Taxed Deposits and, in the case of a Participant who has not completed a Year of Eligibility Service, Employer Matching Contributions in excess of the Contribution Percentage limit, as described in Section 401(m)(6)(B) of the Code.

1.28 Excess Contributions

Tax Deferred Deposits in excess of the Actual Deferral Percentage limit, as described in Section 401(k)(8)(B) of the Code.

1.29 Excess Deferrals

Tax Deferred Deposits in excess of the limits imposed by Section 402(g) of the Code.

1.30 Forfeiture Account

The account holding unallocated assets representing forfeitures of previously allocated amounts.

1.31 Highly Compensated Employee

Any Employee who performs service for an Employer during the determination year and who, during the look-back year received Compensation (as defined in Section 1.15(B)) from an Employer in excess of $115,000, multiplied by the Adjustment Factor. The term Highly Compensated Employee also includes Employees who are 5 percent owners at any time during the look-back year or determination year.  For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

1.32 Hour of Service

(A)
Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer; these hours shall be credited to the computation period in which the duties are performed, and

(B)
Each hour for which an Employee is directly or indirectly entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, pregnancy, or in connection with adoption of a child, layoff, jury duty, Period of Military Service or leave of absence; except that

(1)	not more than five hundred and one (501) Hours of Service shall be credited in each single computation period during which the Employee performs no duties, and

(2)	Hours of Service shall not be counted where such payment is made or is due:

(a)	under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment or disability insurance laws, or

(b)
solely to reimburse an Employee for medical or medically-related expenses; (hours credited under this Paragraph (B) shall be credited to the computation period(s) in which the period during which no duties were performed occurred), and

(C)
Each hour for which back pay, irrespective of payment due to mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Paragraph (B) above are applicable and that an Employee shall not be entitled to additional Hours of Service under this Paragraph (C) for the same Hours of Service credited under Paragraphs (A) or (B) above.

Hours of Service hereunder shall be calculated and credited by any method permitted under Department of Labor Regulation Sections 2530.200b-2(b) and (c), which are incorporated by reference hereunder.

In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such Hours of Service may be credited to the first computation period or the second computation period in a manner applied consistently with respect to all Employees within reasonably defined job classifications.

If Hours of Service are not maintained for an Employee, Hours of Service shall be determined on the assumption that such Employee has completed forty-five (45) Hours of' Service during each week he is required to be credited with at least one (1) Hour of Service by an Employer.

In the case of a Period of Military Service, an Employee shall be deemed to be employed for the average number of Hours of Service per week for the three month period immediately prior to the Period of Military Service, or if the Employee has worked less than three months, the average number of Hours of Service worked per week for the time employed.

Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act.

For purposes of determining an Employee's eligibility to participate in the Plan and vesting of benefits, an Hour of Service shall also include an Hour of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer, ("Predecessor Company"):

(1)	if the Employer continues to maintain an employee benefit plan of such Predecessor Company ("Predecessor Plan");

(2)	if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

(3)	if, and to the extent, provided in Appendix A

1.33 Investment Fund(s)

The investment fund(s), if any, established pursuant to Section 6.2.

1.34 Leased Employee

Any person who provides services to the Employer if:  (A) such services are provided pursuant to an agreement between the Employer and any other person; (B) such person has performed such services for the Employer (or the Employer and related persons) on a substantially full-time basis for a period of at least one (1) year; and (C) such services are performed under the primary direction or control of the recipient Employer.

1.35 Leave of Absence

An absence authorized by the Employer under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes service with the Employer within the period specified in the authorization for the Leave of Absence.

Except for a Period of Military Service, for purposes of determining an Employee's date of Separation from Service and an Employee's Hours of Service, a Leave of Absence shall not exceed a period of twelve (12) consecutive months.

1.36 Nonhighly Compensated Employee

An Employee who is not a Highly Compensated Employee.

1.37 Normal Retirement Age

An Employee's 65th anniversary of birth.

1.38 One Year Break in Service

An Eligibility Computation Period or Vesting Computation Period in which the Employee is credited with less than five hundred (500) Hours of Service.

1.39 Participant

An Employee who becomes eligible to participate in the Plan pursuant to Article 2 and who continues to be eligible to participate under the Plan, whether or not he elects to make Deposits.

1.40 Period of Military Service

For an Employee who is either (A) inducted into the Armed Forces of the United States pursuant to 38 U.S.C. §2021, as amended from time to time, or (B) enlists in the Armed Forces of the United States, or enters upon active duty in the Armed Forces of the United States in response to an order or call to active duty pursuant to 38 U.S.C. §2024, as amended from time to time, the time period spanning induction, training, and service in the Armed Forces and up to his reemployment date as described in such statute; provided that such Employee (1) leaves the Armed Forces under the conditions or circumstances described in the applicable statute and (2) makes application for reemployment as an Employee within the time limit prescribed in the applicable statute and is reemployed as an Employee as a result thereof.

1.41 Personal Accounts

The accounts established and maintained pursuant to Article 5 or Article 12 in which are reflected all Deposits made by or on behalf of a Participant, together with all assets attributable thereto.  If the Participant participated in the World Financial Network Plan, his or her Personal Account shall include a subaccount for Pre-Tax Contributions made under such plan and referred to as the World Financial Network Plan Pre-Tax Savings Account and subaccounts to reflect Tax Deferred Deposits and Taxed Deposits, if any, made under the Plan on and after January 1, 1998.

1.42 Plan

The Alliance Data Systems 401(k) and Retirement Savings Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.43 Plan Year

The calendar year.

1.44 Reemployment Commencement Date

The first day following a One-Year Break in Service on which an Employee is credited with an Hour of Service for the performance of duties for an Employer.

1.45 Retirement Contributions

The amounts contributed on behalf of a Participant pursuant to Section 4.5.

1.46 Rollover Account

The account maintained for a Participant who made a rollover contribution pursuant to Article 10, Article 12, or Article 16, provided, however, that amounts attributable to a conversion election pursuant to Article 10, the rollover of a Roth account pursuant to Article 12, or both, and earnings thereon, shall be accounted for separately.

1.47 Rollover Contribution

The contributions received by the Plan from a Participant and maintained in the Rollover Account.

1.48 Roth Elective Deferral

An elective deferral that is:  (1) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and (2) treated by the Company as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.49 Roth Elective Deferral Account

The account maintained for a Participant who has made a Roth Elective Deferral.

1.50 Senior Associate

A Participant who has completed either 180 days of service with an Employer, which need not be continuous, or a Year of Eligibility Service, whichever first occurs, as of an Entry Date.

1.51 Separation from Service

The termination by discharge, resignation, death, retirement on or after Normal Retirement Age or Total and Permanent Disability from the service of the Employer, and also a severance from employment with the Employer or an employer in accordance with Code Section 401(k)(2)(B)(i)(I) and regulations thereunder.

1.52 Spouse

The person to whom a Participant or a former Participant is legally married, under the laws of the state in which he is domiciled, or if he is domiciled outside the United States, to the extent recognized under the laws of the State of Texas.

1.53 Tax Deferred Deposits

Deposits made under the Plan which were subject to a cash or deferred election under Section 401(k) of the Code and designated as Tax Deferred Deposits pursuant to Section 3.2.

1.54 Taxed Deposits

A Participant's after-tax Deposits made under the Plan and designated as Taxed Deposits pursuant to Section 3.2.

1.55 Total and Permanent Disability

Any Disability for which a Participant qualifies and receives disability insurance benefits under United States Social Security laws.

1.56 Trust Agreement

The trust agreement between the Company and the Trustee established for the purpose of funding benefits under the Plan.

1.57 Trust Fund

All such money or other property which is held by the Trustee or custodian pursuant to the terms of the Trust Agreement.

1.58 Trustee

The trustee or custodian, if any, acting as such pursuant to the Trust Agreement, or any successor or successors to said trustee or custodian, as the case may be.

1.59 Valuation Date

Each business day in the Plan Year.

1.60 Vesting Computation Period

A Plan Year.

1.61 World Financial Network Plan

The World Financial Network National Bank Savings and Retirement Plan as in effect on December 31, 1997.

1.62 Year of Eligibility Service

An Eligibility Computation Period in which an Employee is credited with at least one thousand (1,000) Hours of Service. An Employee's Year(s) of Eligibility Service shall include service credited pursuant to Appendix A.

1.63 Year of Vesting Service

(A)
A Vesting Computation Period in which the Employee is credited with five hundred (500) or more Hours of Service. In addition, Year(s) of Vesting Service shall include service credited pursuant to Appendix A.

Article 2

PARTICIPATION

2.1 Plan Entry Date

Each Employee who was a Participant immediately prior to the Effective Date shall continue as a Participant in this Plan as of the Effective Date, provided such Employee is not ineligible to participate in accordance with Section 2.3.  Each other Employee who satisfies the requirements specified in Section 2.2 shall become a Participant on the Entry Date coincident with or next following the date on which he satisfies such requirements.

2.2 Participation Requirement(s)

Subject to Section 2.3, an Employee who has attained age 18 may become a Participant on any Entry Date that coincides with or follows his or her Employment Commencement Date, provided, however, that any Employee who is classified as a “seasonal” or “on-call” Employee on the Employer’s payroll system must complete a Year of Eligibility Service and attain age 18 to become a Participant.

2.3 Ineligible Employee

An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if:

(A)
He performs services for an Employer solely as a "Leased Employee," is employed on a temporary basis, or is classified by an Employer as an independent contractor, regardless of whether any such person is subsequently reclassified as having been a common law employee of an Employer while performing such services;

(B)	He is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan;

(C)           He is a nonresident alien who receives no earned income (within the meaning of Code Section 911 (d)(2) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 861 (a)(3));

(D)	He is employed by a subsidiary or affiliated company that has not adopted the Plan; or

(E)
He is a United States citizen whose compensation for services is paid by a foreign affiliate of an Employer (within the meaning of Code Section 406), unless the Employer has entered into an agreement described in Code Section 3121(l) with respect to the payment of Social Security taxes on behalf of the Employee that applies to any other funded plan of deferred compensation (other than a qualified plan sponsored by the Employer) with respect to the compensation paid by the foreign affiliate.

2.4 Enrollment

To make Deposits, an eligible Employee must enroll in accordance with procedures established by the Benefits Administration Committee.

2.5 Reemployed Participants

If a former Participant resumes employment with the Company or any Employer following a Separation from Service, he may rejoin the Plan on the day he resumes employment and shall participate on such date by enrolling in accordance with procedures established by the Benefits Administration Committee.

2.6 Reemployed Non-Participants

Except as provided in Section 2.8 below, the following provisions will apply to an Employee who terminates employment before becoming a Participant:

(A)
An Employee who terminates employment after meeting the requirements of Section 2.2 and again becomes an Employee will become a Participant on the first Entry Date following the date of such reemployment, if he is not otherwise excluded from active participation in the Plan.

(B)
An Employee who terminates employment before meeting the requirements of Section 2.2 and who again becomes an Employee will become a Participant on the first Entry Date following the date in which he meets the requirements of Section 2.2, if he is not otherwise excluded from active participation in the Plan.

2.7 Change of Status of Participants

(A)
If a Participant secures a Leave of Absence or is temporarily laid off, he shall continue to be a Participant in the Plan, but he shall not be permitted to make any Deposits under the Plan during such absence or layoff, except as to Compensation previously earned. Such a Participant shall share in any Employer Matching

Contribution on the basis of his Tax Deferred Deposits or Taxed Deposits for that part of any Plan Year during which he was not on a Leave of Absence.  On the basis of his Compensation for that part of the Plan Year during which he was not on a Leave of Absence or laid off, he shall share in Retirement Contributions made as of the last day of such Plan Year provided that on this date he is still on a Leave of Absence or lay-off status.  If any Participant on such a Leave of Absence or on temporary layoff does not return to employment at the end of such absence, or layoff, such Participant shall for the purpose of the Plan be deemed to have Separated from Service at the scheduled end of such absence or at the scheduled end of such layoff, as the case may be, and shall be governed by all provisions of the Plan that would have been applicable to him if he had then Separated from Service. Leaves of Absence and temporary layoffs shall be governed by personnel procedures as in effect from time to time for the Company or other Employer, as the case may be, as applied by the Benefits Administration Committee.

(B)
Any Participant in the Plan who becomes a participant in any other qualified retirement plan to which the Company or any Employer makes contributions shall be precluded from making any Deposits or receiving Employer Matching Contributions, Discretionary Profit Sharing Contributions, or Retirement Contributions under the Plan for as long as he is a participant in such other plan.  If he ceases to be a participant in such other plan and is otherwise eligible to participate in the Plan, he may resume making Deposits under the Plan on any subsequent Entry Date by making an election to that effect and shall be eligible to receive Employer Matching Contributions and Retirement Contributions (based on the Compensation earned while not participating in the other plan) as otherwise provided herein.

(C)
If a Participant shall commence employment with an employer designated by the Benefits Administration Committee for this purpose, assets representing such Participant's Account balances in this Plan shall be transferred to the trust forming part of such employer's qualified defined contribution plan provided that the trust to which such asset transfer is to be made permits such transfer. All such asset transfers with respect to a Plan Year shall be made as of December 31st of such year and shall be valued as of such date. All such asset transfers shall be subject to Section 15.3 and shall comply with Section 414(l) of the Code and the regulations thereunder.

2.8 Breaks in Service

If an Employee who has no nonforfeitable interest in an Accrued Benefit incurs five (5) consecutive One-Year Breaks in Service, his prior Years of Eligibility Service and/or Years of Vesting Service, as applicable, shall be forfeited.

Article 3

DEPOSITS

3.1 Rate of Deposits

Subject to limits imposed by the Code or in the Plan, a Participant shall elect to make Deposits under the Plan by designating the percentage of Compensation (in increments of 1%) he wishes to have contributed to the Trust on his behalf.  The minimum percentage shall be 1% and the maximum percentage shall be set from time to time by the Benefits Administration Committee.

3.2 Type of Deposits

A Participant may elect that the Deposits made under the Plan on his behalf be Tax Deferred Deposits or Taxed Deposits. The Benefits Administration Committee may impose from time to time separate maximum deposit limits on Tax Deferred Deposits and Taxed Deposits and may apply different maximum deposit limits to different groups of Participants on the basis of their Compensation received in the immediately preceding and/or current Plan Year. The Benefits Administration Committee may, in its discretion, suspend or limit the percentage of Tax Deferred Deposits or Taxed Deposits elected by any or all Participants who are Highly Compensated Employees to the extent the Committee deems necessary.  Any such suspension or limitation may be imposed at any time during the Plan Year effective on the first day of the month following such imposition and shall continue in effect for as long as the Benefits Administration Committee shall determine. Whenever the limit imposed on either Tax Deferred Deposits or Taxed Deposits is later increased, the rate(s) of Deposits in effect during the limitation period will remain effective until changed by the Participant. At any time prior to the end of a Plan Year as to Deposits for such Year, the Benefits Administration Committee may, in its discretion, retroactively change, in whole or in part, the elections made by any or all Participants who are Highly Compensated Employees from Tax Deferred Deposits to Taxed Deposits to the extent then permitted under the Plan.  Such change may be made without prior notice to affected Participants, but only if, and to the extent, the Benefits Administration Committee deems it necessary to comply with requirements of the Code.  Recharacterized Excess Contributions shall be subject to the nonforfeitability requirements and distribution limitations applicable to Tax Deferred Deposits.  The Benefits Administration Committee shall be permitted to take any and all actions permitted by Section 401(k)(8) and 401(m)(6) of the Code and the regulations thereunder in order to have the Plan comply with the actual deferral percentage and contribution percentage requirements of Section 401(k)(3)) and 401(m)(2) of the Code, respectively, for such Plan Year, to the extent such requirements apply.

3.3 Change in Deposit Rates

At any time after enrollment, a Participant may elect (i) to discontinue Deposits under the Plan, (ii) to increase or decrease his future Deposits to any other percentage then permitted under the Plan or (iii) to change the percentage of either or both of his Tax Deferred Deposits or Taxed Deposits to any other percentage then permitted under the Plan. Any such election shall be made in accordance with procedures approved by the Benefits Administration Committee and shall be effective as soon as practicable.

3.4 Payments to Trust

The Company and each adopting Employer shall forward Deposits to the Trustee as soon as practicable.

3.5 Annual Limit on Tax Deferred Deposits

No Participant shall be permitted to have Tax Deferred Deposits made under this Plan in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable.  The limitation set by this Section applies on an individual basis to all elective deferrals (within the meaning of Section 401(k) of the Code) made by each Participant during a year under this or any other qualified plan of the Employer.

It shall be the responsibility of each Participant to coordinate his or her salary deferrals as needed to meet this limit in connection with any other plan or plans not sponsored by the Employer.  The Benefits Administration Committee will not take account of deferrals made to any other plan not sponsored by an Employer.

Notwithstanding any other provision of the Plan, the Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals and the gain or loss allocable thereto shall be distributed if administratively practicable during the calendar year in which such Excess Deferrals are made or the calendar year following the calendar year in which such Excess Deferrals are made, but no later than the April 15 following the calendar year for which such allocable Excess Deferrals are made. The Participant's claim shall be in writing; shall be submitted to the Benefit Administration Committee no later than March 1; shall specify the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. If a Participant has Excess Deferrals, taking into account only elective deferrals under the Plan and other plans of the Employer, the Participant is deemed to have notified the Plan of such Excess Deferrals in accordance with the terms of this paragraph, and such Excess Deferrals shall be distributed, in accordance with the terms of this paragraph.

The Excess Deferrals shall be adjusted for gain or loss. The gain or loss allocable to Excess Deferrals for the Participant's taxable year shall be determined by multiplying the gain or loss allocable to the Participant's Tax Deferred Deposits for the taxable year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the taxable year, and the denominator of which is the sum of (1) the Participant's Account attributable to Tax Deferred Deposits as of the beginning of the taxable year, plus (2) the Participant's Tax Deferred Deposits for the taxable year.

If Excess Deferrals have previously been distributed within the Plan Year, then the Plan shall offset such distribution from the amount of the Participant's Excess Contributions to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed for such Plan Year.

3.6 Deferral Percentage Limitation

Subject to the special rules of Section 3.7, and at such intervals as it shall deem proper, the Benefits Administration Committee shall review the Deposit election of each Participant who has not completed a Year of Eligibility Service in order to ensure that the Tax Deferred Deposits with respect to such Participants satisfy one of the following tests:

(A)
The Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)
The Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points.

To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spin-off, (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or (iv) any combination of the above.

3.7 Special Rules on Deferral Percentage Limitations

(A)
For purposes of this Article, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Tax Deferred Deposits allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by an Employer shall be determined as if all such Tax Deferred Deposits were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Section 401(k) of the Code that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(B)
In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year, but the Plan may only be aggregated with a plan that uses the "current year" testing method.

(C)
The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401(a)(4) and 410(b) of the Code and the regulations thereunder.

(D)
For purposes of determining a Participant's Actual Deferral Percentage, Tax Deferred Deposits must be made before the last day of the twelve month period immediately following the Plan Year to which those contributions relate.

(E)	Excess Annual Additions distributed to Participants in accordance with Section 4.6 shall be disregarded for purposes of applying the tests of Section 3.6.

(F)	Excess Deferrals of Nonhighly Compensated Employees shall be disregarded to the extent such Excess Deferrals are prohibited under Code Section 401(a)(30).

(G)	The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

3.8 Adjustment of Deferrals

(A)
In the event the Benefits Administration Committee determines that one of the tests set forth in Section 3.6 is not satisfied at the time of its review hereunder, or is likely not to be satisfied by the end of the Plan Year, it may require, in accordance with Section 3.2, that one or more Participants adjust their Deposit Election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section 3.6 is thereafter satisfied, or, to the extent permitted by law, the Benefits Administration Committee shall have the power and authority to return all or any part of the Tax Deferred Deposits of one or more Participants in cash within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made, solely to the extent necessary to satisfy one of the tests set forth in Section 3.6.

(B)
The Excess Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Tax Deferred Deposits and amounts treated as Tax Deferred Deposits for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of (1) the Participant's Account attributable to Tax Deferred Deposits and amounts treated as Tax Deferred Deposits as of the beginning of the Plan Year plus (2) the Participant's Tax Deferred Deposits and amounts treated as Tax Deferred Deposits for the Plan Year.

Notwithstanding the foregoing, except with respect to the two taxable year period beginning January 1, 2006, no gain or loss shall be allocated to Excess Contributions for the period between the end of the taxable year and the date of the corrective distribution.

(C)
Any distribution of Excess Contributions for any Plan Year shall be made to Highly Compensated Employees in accordance with Code Section 401(k)(8)(C) and the rulings and regulations thereunder.  If, after performance of the two tests in Section 3.6, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Tax Deferred Deposit included in the Actual Deferral Percentage for a Participant who is a Highly Compensated Employee and whose Actual Deferral Percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage limitation of Section 3.6 and the amount of such Tax Deferred Deposits, to the extent revoked, shall constitute an Excess Contribution to be distributed to such Participant (with earnings thereon as calculated in Section 3.8(B)) no later than the last day of the Plan Year following the Plan Year for which such contribution was made.  Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Tax Deferred Deposits (and Employer contributions, as applicable), which are taken into account in calculating the deferral percentage limitation for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Tax Deferred Deposits (and Employer contributions, as applicable), and continuing in descending order until all Excess Contributions have been allocated.  For purposes of the preceding sentence, the “largest” amount is determined after distribution of any amounts distributed hereunder pursuant to Section 3.5 hereof.

3.9 Qualified Military Service

(A)
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

(B)
The designated beneficiary of a Participant who dies while performing qualified military service (as defined under section 414(u) of the Code) shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would be provided under the Plan had the Participant died as an Employee, in accordance with section 401(a)(37) of the Code.

3.10 Catch-Up Contributions

All Participants who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code.  Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

Article 4

EMPLOYER CONTRIBUTIONS

4.1 Employer Matching Contributions

(A)
Each Employer shall contribute an Employer Matching Contribution for its Senior Associates who have elected to make Deposits. The amount of the Employer Matching Contribution made pursuant to this Section shall be equal to the sum of (i) one hundred percent (100%) of the Deposits made by the Senior Associate up to three percent (3%) of Compensation, and (ii) fifty percent (50%) of the Deposits made by the Senior Associate that exceed three percent (3%), up to a maximum of five percent (5%) of Compensation.  For this purpose, Compensation shall mean the Compensation used to determine the contributions made by, or on behalf of, the Senior Associate for the same period.  If a Senior Associate makes Tax Deferred Deposits, Catch-Up Contributions, and/or Taxed Deposits in a pay period, Tax Deferred Deposits shall be matched first, Catch-Up Contributions next, and Taxed Deposits last.

(B)	All Employer Matching Contributions shall be made in cash and invested in accordance with the provisions of Article 6 and shall be made in cash.

(C)
Employer Matching Contributions shall be nonforfeitable when made and shall be subject to the same distribution requirements as Tax Deferred Deposits, except that such contributions may not be distributed as a hardship withdrawal.

(D)
For purposes of this Section, the amount of the Employer Matching Contribution to be allocated to a Participant initially shall be determined for each separate pay period, based solely on the Compensation, Tax Deferred Deposits, Catch-up Contributions, and Taxed Deposits of the Participant in that pay period.  Then, as of the end of the Plan Year, the Participant may become eligible for an additional allocation of Employer Matching Contributions, based on the Participant’s  Compensation, Tax Deferred Deposits, Catch-up Contributions, and Taxed Deposits in that Plan Year.

4.2 Percentage Limitation on Taxed Deposits

At such intervals as it shall deem proper, the Benefits Administration Committee shall review the Taxed Deposits and, in the case of a Participant who has not completed a Year of Eligibility Service, the Employer Matching Contributions made for Participants in order to ensure that such contributions satisfy one of the following tests:

(A)
The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)
The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points.

To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spin-off, (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or (iv) any combination of the above.

4.3 Special Rules for Contribution Percentage Limit Testing

(A)
The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code and the regulations thereunder.

(B)	Excess Annual Additions distributed to Participants in accordance with Section 4.6 shall be disregarded in applying the tests of Section 4.2.

(C)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.4 Adjustments To Excess Aggregate Contributions

(A)
Excess Aggregate Contributions, plus any gain and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed in cash to Highly Compensated Employees within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

(B)
The Excess Aggregate Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Taxed Deposits for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of (1) the Participant’s Account attributable to Taxed Deposits as of the beginning of the Plan Year plus (2) the Participant’s Taxed Deposits for the Plan Year.

Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Aggregate Contributions for the period between the end of the taxable year and the date of the corrective distribution.

(C)
Any distribution of Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees in accordance with Code Section 401(m)(6)(C) and the rulings and regulations thereunder.  If, after performance of the percentage limitation in Section 4.2, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Employer Matching Contribution and Taxed Deposit included in the Average Contribution Percentage for a Highly Compensated Participant whose Average Contribution Percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test of Section 4.2 and the amount of such contribution, to the extent revoked, shall constitute an Excess Aggregate Contribution to be distributed to such Participant (with earnings thereon as calculated in Section 4.4(B)) or forfeited, if applicable, no later than the last day of the Plan Year following the Plan Year for which such contribution was made.  Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Matching Contributions and Taxed Deposits (and Employer contributions, as applicable), taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Matching Contributions and Taxed Deposits (and Employer contributions, as applicable), and continuing in descending order until all excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after first determining required distributions under Section 3.5 hereof, and then determining Excess Contributions under Section 3.8(C).

4.5 Retirement Contributions

(A)
For the Plan Year beginning on January 1, 2003, each Employer shall make, on behalf of its Employees who are Participants eligible to share hereunder and subject to the otherwise applicable limitations of the Plan, a nondiscretionary

Retirement Contribution.  The Retirement Contribution made on behalf of a Participant who is eligible to share in the Retirement Contribution hereunder shall be equal to the sum of such Participant’s Allocable Points as of the last day of the Plan Year multiplied by such Participant’s Compensation for the Plan Year and divided by one hundred.  Allocable Points shall be determined in accordance with Tab A set forth below.  To be eligible to share in the Retirement Contribution provided by this Section, the Participant either must not have Separated from Service during the Plan Year or must have Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age

TABLE A

ALLOCABLE POINTS
Participant’s Age	Allocable Points	Participant’s Years of Vesting Service	Allocable Points
40-44	1	0-9	1
45-49	2	10-14	2
50-54	3	15-19	3
55-59	4	20-24	4
60 and up	5	25-29	5
		30 - 34	6
		35 and up	7

For purposes of Table A, "Age" is the Participant's age at last birthday on the applicable Allocation Date.  Further, for purposes of Table A, a Participant's Years of Vesting Service will be equal to his full Years of Vesting Service completed as of the applicable Allocation Date.

"Allocation Date" means December 31, 2003 or, for the allocation provided under Subsection (E), December 31, 2004.

(B)
In the event the allocation of Retirement Contributions would result in a discriminatory allocation in violation of Treasury Regulation 1.401(a)(4)-1(b), or any other applicable tax qualification requirement, the Benefits Administration Committee shall reduce, in any manner it determines in its discretion to be equitable, the amount of Retirement Contributions which would otherwise be allocated to Participants who are Highly Compensated Employees for such Plan Year, in order to satisfy such requirements.

(C)	All Retirement Contributions shall be made in cash and invested in accordance with the provisions of Article 6.

(D)
All Retirement Contributions shall be conditioned on their deductibility under Section 404 of the Code.  Retirement Contributions shall be made when directed by the Board of Directors, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer’s taxable year for which such contributions are deductible.

(E)
For the Plan Year beginning January 1, 2004, a Retirement Contribution determined as provided above, reduced, but not below zero, by the amount, if any of the Discretionary Profit Sharing Contribution allocated to a Participant, shall be made to each Participant who satisfies each of the following conditions: (i) the Participant was a Participant on December 31, 2003, (ii) the Participant remained an Employee continuously from that date through and including December 31, 2004, and (iii) the Participant was never a Highly Compensated Employee during that Plan Year.

(F)	No Retirement Contribution shall be made for any Plan Year beginning on or after January 1, 2005.

4.6 Overall Limitation on Annual Additions

Any other provision of this Plan notwithstanding, in no event shall the total amount allocated to a Participant's Account under the Plan for any Limitation Year, exceed the limitations imposed under Code Section 415, the provisions of which are incorporated into the Plan by reference.  For this purpose, the Limitation Year shall be the Plan Year and any and all adjustments needed to comply with these limits will be made under this Plan.

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Tax Deferred Deposits that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justifies this method of allocation, the Annual Addition for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed an Annual Addition in that Limitation Year and for contributions other than Tax Deferred Deposits and/or Taxed Deposits, such contributions shall be withheld or taken from a Participant's Account and held in a suspense account to be used to reduce future contributions for the Participant (or, if the Participant ceases to be an Employee, for remaining active Participants) in succeeding Limitation Years, as necessary, and, for Tax Deferred Deposits and/or Taxed Deposits, such Deposits (together with allocable income) shall be distributed to the Participant.  The Plan will distribute Roth Elective Deferrals first,  to the extent such types of deferrals were made for the year.

4.7 Timing of Employer Contributions

The Employer shall forward Employer Matching Contributions, Retirement Contributions, and Discretionary Profit Sharing Contributions to the Trustee for investment in the Trust Fund at such times as the Employer shall determine, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer's taxable year for which such contributions are deductible.

4.8 Discretionary Profit Sharing Contributions

The Board of Directors may, in its sole discretion, authorize a supplemental contribution to be made by each Employer on behalf of its Employees who are eligible to share in such contribution, as hereinafter provided.  By way of example and not limitation, eligibility may be limited to Participants’ employed in a particular line of business.  The Contribution shall be referred to as a Discretionary Profit Sharing Contribution and shall be allocated to each eligible Participant who has not Separated from Service on or before the last day of the Plan Year with respect to which the Discretionary Profit Sharing Contribution is declared or who had Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age.  The Board of Directors shall normally determine the amount of the Discretionary Profit Sharing Contribution, if any, after it has reviewed the Company’s financial performance for the Plan Year; and Participants shall be informed of the amount of the contribution prior to the date of allocation.  The Discretionary Profit Sharing Contribution shall satisfy all applicable requirements of the Code, shall be conditioned on its immediate deductibility under Code Section 404, and, subject to the overall permitted disparity limits described below, shall be allocated to the eligible Participants’ Accounts as follows:

STEP ONE:  The Discretionary Profit Sharing Contribution shall be allocated to each eligible Participant’s Account in the ratio that the sum of each Participant’s Compensation and Compensation in excess of the taxable wage base in effect under section 230 of the Social Security Act at the beginning of the Plan Year (the “TWB”) bears to the sum of all Participants’ Compensation and Compensation in excess of the TWB, but not in excess of the Maximum Excess Allowance.  For this purpose, the Maximum Excess Allowance shall be exceeded to the extent that the percentage of Compensation which is contributed with respect to that portion of each Participant’s Compensation in excess of the TWB  (the “excess contribution percentage”) exceeds the percentage of Compensation contributed with respect to that portion of each Participant’s Compensation not in excess of the TWB (the “base contribution percentage”), by the lesser of (A) the base contribution percentage, or (B) the greater of (i) 5.7 percentage points, or (ii) the percentage equal to the portion  of the rate of tax under Code section 3111(a) (in effect as of the beginning of the year) which is attributable to old age insurance.

STEP TWO:  Any remaining Discretionary Profit Sharing Contribution shall be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year bears to all Participants’ Compensation that year.

Overall Permitted Disparity Limits

Annual overall permitted disparity limit:  Notwithstanding the preceding paragraphs, for any Plan Year a Discretionary Profit Sharing Contribution is allocated to any Participant who benefits under another qualified plan or simplified employee pension, as defined in § 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), the contribution will be allocated to the account of such Participant in the ratio that such Participant’s total Compensation bears to the total Compensation of all Participants.

Cumulative permitted disparity limit:  The cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years.  Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer.  For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. However, a Participant who has not benefited under a defined benefit plan or a target benefit plan maintained by the Employer for any Plan Year beginning on or after January 1, 1994, has no cumulative permitted disparity limit.

4.9 Qualified Non-Elective Contributions

The Company and each Employer may make additional discretionary contributions (hereinafter “Qualified Non-Elective Contributions”) allocable to Nonhighly Compensated Employees for purposes of ensuring that the Plan satisfies the applicable requirements of Code sections 401(k)(3) and 401(m)(3).  Any such contributions shall satisfy the applicable requirements of Treas. Reg. Section 1.401(k)-1 and Treas. Reg. Section 1.401(m)-1, the provisions of which are incorporated by reference for this purpose.

Article 5

PARTICIPANTS' ACCOUNTS AND INVESTMENT ELECTIONS

5.1 Separate Accounts

The Benefits Administration Committee shall maintain, or cause to be maintained, a separate account for each Participant which shall consist of his Personal Account, Company Account and Rollover Account, if any. A Participant's Personal Account shall have separate subaccounts for amounts attributable to Tax Deferred Deposits, Roth Elective Deferrals, Taxed Deposits, and Catch-Up Contributions.  A Participant's Company Account shall have separate subaccounts for amounts attributable to Employer Matching Contributions, Retirement Contributions, and Discretionary Profit Sharing Contributions.  A Participant's Company and Personal Accounts shall have, if applicable, separate subaccounts for amounts accumulated under plans merged into the Plan. Each such account and subaccount will be considered a subaccount of the Participant's Account.

5.2 Valuation of Funds

There shall be determined as of each Valuation Date the fair market value of all assets held in the Trust Fund. Such valuation shall be determined in accordance with the principles of Section 3(26) of ERISA and the regulations thereunder and shall give effect to brokerage fees, transfer taxes, contributions, earnings, gains and losses, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date.

In making such determinations and in crediting net appreciation or depreciation and all other applicable adjustments to a Participant's Account, the Benefits Administration Committee may employ such accounting methods as the Benefits Administration Committee may deem appropriate in order to fairly reflect the fair market value of the Plan assets and each Participants' Account.  If Investment Funds are established, the valuation of a Participant's individual Account shall reflect such Participant's investment elections.  For this purpose, the Benefits Administration Committee may rely upon information provided by the Trustee, the investment manager, or other persons believed by the Benefits Administration Committee to be competent.

5.3 Investment Election

If Investment Funds are established, a Participant shall make an investment election which shall cover his Deposits, Rollover Contributions, and Company Contributions. The investment election shall be for a percentage amount, in one percent (1%) increments, to be invested in one or more of the Investment Funds.

Each Participant is solely responsible for the selection of his investment options. The Trustee, the Investment Committee, the Benefits Administration Committee, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, amounts available for election will be invested in the Investment Fund selected by the Investment Committee for this purpose.

5.4 Timing of Investment Election

The investment election must be made prior to the commencement of an Employee's participation in the Plan or at such other time as the Benefits Administration Committee shall establish and apply on a uniform basis. Any such election may be changed at such time and as frequently as shall be permitted by procedures established and applied by the Benefits Administration Committee on a uniform basis. Each such election or change in election shall be effective with respect to Deposits and Employer Matching Contributions made from or with respect to Compensation payable on the next payroll processing date after election by the Employee in accordance with procedures established by the Benefit Administration Committee and with respect to future Retirement Contributions and Discretionary Profit Sharing Contributions.

5.5 Transfer Between Investment Funds

A Participant may elect to transfer an amount equal to the value of all or part of his Account invested in any one or more of the Investment Funds to another one or more of such Investment Funds. Any such election shall be made in accordance with procedures established and applied by the Benefits Administration Committee on a uniform basis. Except as otherwise established pursuant to Section 5.6 below, the value of amounts transferred shall be determined as of the Valuation Date which is coincident with or next following the date of receipt of the Participant's election to transfer made in accordance with procedures established by the Benefits Administration Committee.

5.6 Special Valuation Date

If as a result of a transfer notice the Trustee executes investment elections on a date later than the otherwise applicable Valuation Date, the Benefits Administration Committee may establish an appropriate Valuation Date or Dates uniformly for similarly situated Participants in a manner which it deems appropriate to assure the equitable treatment of all Participants, those electing transfers as well as those having amounts in the Investment Funds from or to which the transfers are made.

Article 6

TRUST AGREEMENT

6.1 Trust Agreement

(A)
The Company has entered or will enter into a Trust Agreement which shall be a part of the Plan. All contributions made pursuant to the provisions of the Plan shall be paid into the Trust Fund.  All such payments and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and Trust Agreement, as each shall be applicable under the circumstances.  No person shall have any interest in, or right to, any part of the funds so held, except as expressly provided in the Plan or Trust Agreement.

(B)
The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Plan, except to the extent that Participants have been given authority to direct their Accounts, to the extent the Investment Committee has allocated the authority to manage Plan assets to one or more investment managers (within the meaning of Section 3(38) of ERISA), or to the extent that the Investment Committee has given the Trustee direction with regard to the investment of Plan assets. Any investment manager appointed by the Investment Committee shall have the exclusive authority to manage, including the power to direct the acquisition and disposition of, the Plan assets assigned to it by the Investment Committee.

6.2 Establishment of Investment Fund(s)

The Trustee, at the direction of the Investment Committee, shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Investment Committee. The Trustee shall establish and maintain an Investment Fund for the purpose of allowing investment in common stock of the Company (herein referred to as the "ADS Stock Fund").

6.3 Voting and Tender of Shares

Consistent with ERISA Section 404(c), the following shall apply with respect to the investment by Participants and Beneficiaries in Company securities:

(1)           Information provided to shareholders of such Company securities shall be provided to Participants and Beneficiaries with accounts holding such securities.

(2)           Voting, tender and similar rights with respect to Company securities shall be passed through to Participants and Beneficiaries with accounts holding such securities.  The Trustee shall vote or tender or take other similar action with respect to such shares solely in accordance with instructions furnished to it by each Participant or Beneficiary, in accordance with such procedures as are generally made available to shareholders.  Shares, including fractional shares, for which instructions are not received by the Trustee shall not be voted or tendered.

(3)           Information relating to the purchase, holding, and sale of Company securities, and the exercise of voting, tender and similar rights with respect to such securities, by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

(4)           The General Counsel of the Company shall be the fiduciary who is responsible for (i) ensuring that any procedures used are sufficient to safeguard the confidentiality of the information described in paragraph 3, (ii) such procedures are being followed, and (iii) the independent fiduciary required by paragraph (5), below, is appointed when necessary.

(5)           An independent fiduciary shall be appointed to carry out activities relating to any situations which the fiduciary designated in accordance with paragraph (4), above, determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

6.4 Assumption of Risk by Participant

Each Participant (or Beneficiary) assumes the risk in connection with any decrease in value of his separate Account, and there shall be no liability under the Plan to a Participant in excess of the value of the assets in his Account.

Article 7

DEATH BENEFITS AND BENEFICIARY DESIGNATIONS

7.1 Death Benefits

(A)
When a Participant has a Separation from Service by reason of death or dies after Separation from Service but before receiving benefits, the benefits shall be payable to the Beneficiary determined pursuant to Section 7.2.

(B)
The payment of benefits shall be in lump sum payment and shall be made as soon as practicable after the Benefits Administration Committee receives a completed application that includes proof of the Participant's death.

(C)	In no event, however, shall the payment of such benefits to a Beneficiary be made later than the date permitted under Section 401(a)(9) of the Code.

7.2 Designation of Beneficiary

A Participant, including one who has Separated from Service but has not received a distribution of his Plan benefits, may designate one or more Beneficiaries and one or more contingent Beneficiaries to receive upon his death a distribution of his Plan benefits in such proportion as such Participant designates. If, however, such a Participant is married on the date of his death, his Beneficiary shall be his Spouse unless a different Beneficiary designation was consented to by his Spouse. Such consent by the Participant's Spouse must be in writing, be irrevocable, and given prior to the Participant's death. Such consent must acknowledge the effect of the Participant's Beneficiary designation, specify the identity of the non-Spouse Beneficiary, including contingent Beneficiaries, if any, and the consent must be witnessed by a Plan representative or notary public. A Participant's Spouse must again consent, in accordance with the requirements applicable to the original consent, to any change in Beneficiary designation unless the original consent acknowledged that the Participant had the ongoing consent of his Spouse to make any such change.  Upon a legal separation or dissolution of the marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary, except as explicitly provided in a Qualified Domestic Relations Order, shall be treated as though the Participant’s former spouse had predeceased the Participant unless, subsequent to the divorce or legal separation, the Participant executes another Beneficiary designation that complies with the Plan and that clearly names such former spouse as a Beneficiary.

Any consent by his Spouse shall be valid and effective only with respect to that Spouse. The consent of a Participant's Spouse shall not be required if (A) the Participant establishes to the satisfaction of the Benefits Administration Committee that consent cannot be obtained because the Spouse cannot be located or that there is no Spouse, or (B) the Participant and Spouse are legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect; provided, however, that spousal consent in (B) above is required if required by a Qualified Domestic Relations Order. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Participant) may give consent. If (1) an unmarried Participant fails to make a Beneficiary designation, or (2) there is some doubt or ambiguity as to the right to payment of any Beneficiary designated by the Participant, the Benefits Administration Committee shall direct the Trustee to pay the benefits otherwise distributable to the Participant's estate. In the event (1) all Beneficiaries predecease a Participant or die within 30 days after the Participant’s death, or (2) there are two or more Beneficiaries, and one or more predeceases the other(s), the Benefits Administration Committee shall direct the Trustee to divide the remaining benefit equally between the remaining surviving Beneficiaries, or if none, to the Participant’s estate.

Article 8

VESTING AND TERMINATION OF EMPLOYMENT

8.1 Vesting in Personal Account and Rollover Account

A Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in his Personal Account and Rollover Account, if any.

8.2 Vesting in Company Account

Employer Matching Contributions made with respect to periods after January 1, 2004, shall be nonforfeitable.  Subject to Section 8.3, a Participant shall have a vested and nonforfeitable right in his Company Account attributable to Employer Matching Contributions made with respect to periods prior to January 1, 2004, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Vesting Service	Percentage Vested
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Effective January 1, 2007, a Participant whose employment is terminated prior to attainment of his Normal Retirement Age (and for any reason other than death or Total and Permanent Disability), shall have a vested and nonforfeitable right in his Company Account attributable to Retirement Contributions and Discretionary Profit Sharing Contributions, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Vesting Service	Percentage Vested
Less than 3	0%
3 or more	100%

Any amount remaining in a Participant's Company Account after his nonforfeitable percentage is determined upon his Separation from Service shall be forfeited by him as provided in Section 8.5. The forfeited amounts shall be held in the Forfeiture Account.

8.3 Vesting After Specified Events

Notwithstanding his Years of Vesting Service, a Participant who attains his Normal Retirement Age while in the service of an Employer shall be 100% vested in the balance in his Company Account. Moreover, if a Participant shall Separate from Service (1) because of Total and Permanent Disability, (2) because of death, or (3) because of the discontinuance (through no fault of his own) of the operation of a unit of an Employer in which he was employed or of the particular work in which he was engaged, as determined in its discretion by the Benefits Administration Committee, such Participant shall be 100% vested in the balance in his Company Account.

8.4 Distributions With Less Than 100% Vesting

If a Participant who is less than one hundred percent (100%) vested in his Company Account receives a distribution from such Company Account following termination of employment, then his vested interest in such Account upon reemployment prior to incurring five (5) consecutive One-Year Breaks in Service shall be equal to P(AB + R x D)) - R x D) where:

P is the vested percentage at the time at which the Participant's vested interest cannot increase;

AB is the account balance of the Company Account determined at the time at which the Participant's vested interest cannot increase;

D is the amount of the distribution; and

R is the ratio of the account balance of the Company Account determined at the time at which the Participant's vested interest cannot increase to such account balance determined after the distribution.

8.5 Forfeitures

If a Participant's employment is terminated, any portion of his Company Account in which the Participant does not have a nonforfeitable interest shall be forfeited as of the earlier of (i) the date he receives a distribution of any portion of his vested Accrued Benefit, or (ii) the first date he incurs five (5) consecutive One-Year Breaks in Service.  If a Participant's employment terminates at a time when he has no vested interest in any portion of his Accrued Benefit, the Participant shall be deemed to have received a distribution of his entire Account balance upon his termination of employment.

If a Participant incurs a forfeiture under the preceding paragraph and again becomes an Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Employer shall reinstate (as of the Participant's Reemployment Commencement Date), the dollar amount of his Company Account forfeited, unadjusted for any gains or losses which occurred during said One-Year Breaks in Service.  However, in the case of a Participant who received an actual distribution upon termination, the amounts forfeited will be reinstated only upon satisfaction of the following conditions:

(1)	the Participant repays to the Plan the full amount of the distribution previously made to him, and

(2)	the repayment is effected within five (5) years of the date on which he is credited with an Hour of Service for the performance of duties for an Employer.

The amount required to reinstate a forfeited Company Account shall be paid from the Forfeiture Account to the extent such Account is sufficient. To the extent the available forfeitures are insufficient to fully reinstate Participants' previously nonvested amounts, the Employer will make an additional contribution to the Plan sufficient to fully reinstate such amounts.

8.6 Distribution of Vested Benefits

Benefits payable in the case of a Participant whose employment is terminated shall be paid in accordance with Article 7 in the case of death, or Article 9 in the case of a Participant who retires or otherwise terminates employment with a vested benefit.

8.7 Forfeiture Account

The Trustee or its delegate shall establish and maintain in the Trust a Forfeiture Account for purposes of holding and investing amounts formerly allocated to individual Accounts of Participants but forfeited pursuant to this Article.  All amounts credited to the Forfeiture Account shall be invested in an Investment Fund that emphasizes preservation of principal.

The Benefits Administration Committee may, in its discretion, apply amounts held in the Forfeiture Account (A) to restore amounts previously forfeited by Participants but required to be reinstated upon resumption of employment, (B) to pay Plan expenses, to the extent not paid by an Employer, (C) to correct an error made or resolve a claim filed under the Plan, or (D) to reduce any Employer contribution for the current or next succeeding Plan Year.

8.8 Service Upon Reemployment

Except as provided in Section 2.8, if a Participant has a Separation from Service and again becomes an Employee, his Years of Vesting Service completed before his reemployment will be included in determining his vested and nonforfeitable interest in his pre-break and post-break balances in his Company Accounts after he again becomes an Employee.

Except as provided in Section 2.8, if an Employee terminates employment before becoming a Participant and again becomes an Employee, he will receive credit for his prior Years of Vesting Service and Years of Eligibility Service.

Article 9

DISTRIBUTION OF BENEFITS

9.1 Vested Benefits

(A)	A Participant who has a Separation from Service shall be entitled to a benefit equal to the vested interest in the balance in his Personal and Company Accounts determined pursuant to Article 8.

(B)
Pursuant to the operation of Section 4.1, Section 4.5 and/or Section 4.8, a Participant may be entitled to receive an additional allocation after Separation from Service.  The Participant's vested interest in such amount shall be subject to distribution pursuant to this Article 9 as of the Valuation Date coincident with or next following the Allocation Date as of which such amount is allocated to the Participant's Account.

(C)
A Participant who incurs a Separation from Service (or the surviving Spouse of such Participant) and who has not given written consent to a distribution of benefits may elect a distribution from the Plan of all or any portion of his Account at any time.  Each distribution request is to be made in accordance with procedures and rules promulgated by the Benefits Administration Committee. All such withdrawal requests are subject to the approval of the Benefits Administration Committee.

A withdrawal hereunder shall be made from the sources in the Account in the order determined by the Benefits Administration Committee.

9.2 Valuation Date

(A)
For purposes of distributions, the value of a Participant's Account shall be determined on the Valuation Date following authorization of the distribution of such Account or a portion thereof by the Benefits Administration Committee.

The payment of a Participant's distribution shall be made as soon as practicable after such Valuation Date in the form of a lump-sum payment in cash.  Notwithstanding the foregoing, a Participant who elects to invest a portion of his account in the ADS Stock Fund, may elect that all or a portion of his Account be distributed in shares of common stock of the Company; provided, however, that the value of any fractional shares shall be distributed in cash.

(B)
Except as otherwise provided in Section 9.3 hereof, or unless a Participant otherwise elects, in no event shall the payment of benefits to a Participant who has a Separation from Service begin later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains Normal Retirement Age, (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan or (3) occurs the Participant’s Separation from Service.

9.3 Consent to Distribution of Benefits

The benefits payable to a Participant who has a Separation from Service other than because of death shall not be distributed unless the Participant first gives written consent to such distribution.  Such written consent shall be provided by the Participant on a form required by the plan administrator.  However, such consent shall not be necessary if the value of the Participant's vested benefits is $1,000 or less, determined without taking into account the value of the Participant’s Rollover Account.  In that case, the Benefits Administration Committee shall direct the Trustee to cause the entire vested benefit to be paid to such Participant (or the Participant’s Beneficiary in the case of a deceased Participant) without regard to the Participant's election or the consent of said Participant's Spouse.  In the event a Participant is to receive a distribution and subsequently is reemployed by the Company or other Employer before the distribution is made, such distribution shall not be made.

9.4 Deferral of Benefits

(A)
The benefits of a Participant who has a Separation from Service other than because of death may be deferred to a date not later than that permitted under Section 401(a)(9) of the Code ("Deferred Distribution Date").  During such deferral period, the Participant shall not make any Deposits or, except as otherwise provided under the Loan Program, apply for a loan after his Separation from Service.

(B)
In the event of the death of a Participant during the deferral period prior to distribution of all Plan benefits, the surviving Spouse shall have the right to defer all or any portion of the benefits payable to the surviving Spouse and shall be permitted to designate a Beneficiary to receive benefits in the event of such Spouse's death. If the Spouse fails to designate a Beneficiary or if the Beneficiary designated by the Spouse fails to survive the Spouse, any benefits payable because of the Spouse's death shall be paid to the Spouse's estate.

The Plan shall charge and collect a reasonable administrative maintenance fee, which may be adjusted from time to time, to be deducted from the Accounts of persons whose benefits are deferred.

9.5 Required Minimum Distributions

Any benefit provided under the Plan shall be subject to the requirements of Code Section 401(a)(9), the provisions of which are incorporated by reference, including, without limitation, the incidental death benefit requirement of Code Section 401(a)(9)(G).  Distributions shall be made in accordance with this section and with Treas. Reg. Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, which override any distribution provision in the Plan to the extent inconsistent.  To summarize these requirements, the entire interest of each employee shall be distributed to such employee not later than the required beginning date, or will be distributed, beginning not later than the required beginning date, in accordance with such regulations, over the life of such employee or over the lives of such employee and a designated beneficiary (or over a period not extending beyond the life expectancy of such employee or the life expectancy of such employee and a designated beneficiary).  The term required beginning date means April 1 of the calendar year following the later of the calendar year in which the employee attains age 70½, or the calendar year in which the employee retires.

9.6 Notices to Participants; Distributions Within 30 Days

The Benefit Administration Committee shall provide to the Participant notices of the following: (1) deferral rights and information on optional benefits required by Section 1.411(a)-11(c) of Income Tax Regulations, and (2) a written explanation of the direct rollover and tax withholding information required by Section 402(f) of the Code.  Such notices shall be provided to the Participant no earlier than 180 days and no less than 30 days before the Annuity Commencement Date.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

Article 10

WITHDRAWALS WHILE EMPLOYED

10.1 Limits on Withdrawals

No withdrawals, other than withdrawals provided by this Article, shall be permitted prior to the Participant's Separation from Service. An active Participant who makes a withdrawal pursuant to Sections 10.2 and 10.3 may transfer all or any portion to a segregated subaccount (a “Roth Internal Conversion Rollover Account”).  The surviving spouse of a Participant who died prior to incurring a Separation from Service shall have this same right.

10.2 Withdrawal of Taxed Deposits and Rollover Accounts

A Participant may elect, in accordance with procedures established by the Benefits Administration Committee, to withdraw from his Personal Account an amount in cash not exceeding the value of amounts attributable to his Taxed Deposits and amounts in his Rollover Account as of the date the withdrawal is requested in accordance with procedures established by the Benefits Administration Committee.

10.3 Withdrawal After Attainment of Age 59½

A Participant may elect at any time after the attainment of age 59½ to withdraw from his (i) Personal Account and (ii) Company Account an amount in cash not in excess of the vested value thereof determined as of the Valuation Date coincident with or next following the date on which the Participant requests a withdrawal in accordance with procedures established by the Benefits Administration Committee.  A withdrawal hereunder shall be made from sources in the Account in the order determined by the Benefits Administration Committee.

10.4 Withdrawal to Alleviate Financial Hardship

A Participant, who does not have any amounts credited in his Account which are subject to withdrawal under Sections 10.2 or 10.3, may apply to the Benefits Administration Committee for approval to withdraw, as of the Valuation Date which is coincident with or next following the date of approval of such application by the Benefits Administration Committee, an amount in cash necessary to satisfy and alleviate a financial hardship. Such withdrawal may be made from the following sources in the Participant’s Account, and in the order determined by the Benefits Administration Committee:  World Financial Network Plan Matching Account; HSI Prior Plan Match; World Financial Network Plan Retirement Account; Tax Deferred Deposits (but no earnings thereon); and HIS Prior Plan Pre-Tax Deferred Deposits.

  The Benefits Administration Committee shall approve any such application only to relieve an immediate and heavy financial need of the Participant (including his Spouse, Beneficiary, or any dependent), but only in an amount not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him (including assets of his Spouse, Beneficiary, and minor children reasonably available to him).  For purposes of this paragraph, an immediate and heavy financial need shall be limited to any one of the following circumstances: (a) medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, his Spouse, his Beneficiary, or any dependent, or amounts necessary for these persons to obtain medical care described in Code Section 213(d); (b) purchase (excluding mortgage payments) of the Participant's principal residence; (c) payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant, his Spouse, his Beneficiary, or any dependent of the Participant (d) the need to prevent (i) the eviction of the Participant from his principal residence or (ii) the foreclosure on the mortgage of his principal residence; (e) payments for burial or funeral expenses for the employee’s deceased parent, spouse, Beneficiary, child or other dependent); (f) expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 (determined without regard as to whether the loss exceeds 10% of adjusted gross income); and (g) such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices, and other documents of general applicability.

A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant only if:

(A)	the distribution is not in excess of the amount of the immediate and heavy financial need;

(B)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

(C)
the Plan, and all other plans maintained by the Employer, provide that the Participant's Tax Deferred Deposits and Taxed Deposits, if any, (except for mandatory after-tax employee contributions to a defined benefit plan) will be suspended for a six-month period after receipt of the hardship distribution; and

(D)
the Plan, and all other plans maintained by the Employer, provide that the Participant may not make Tax Deferred Deposits for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Tax Deferred Deposits for the taxable year of the hardship distribution.

10.5 Loans Prior to Hardship Withdrawals

For purposes of Section 10.4 above, the Benefits Administration Committee shall grant a Participant's request for a hardship withdrawal only if the Participant borrows the maximum permissible amounts under the Employer's retirement plans to the extent such borrowings would not increase the Participant's financial need. The amount of the loan shall be the lesser of (i) the said maximum amount or (ii) the amount necessary to alleviate the hardship.

10.6 In-Service Withdrawals

A Participant whose Account includes amounts attributable to participation in the World Financial Network Plan may, while an Employee, receive a distribution of amounts attributable to his or her employer matching and retirement contribution accounts held under that plan as of December 31, 1997 (adjusted for subsequent income, expenses, gains and losses or any other applicable charge or credit), but only after becoming fully vested in such amounts and  having participated in the Plan for at least five years. The Participant may receive no more than one such in-service distribution in any calendar year.

10.7 Withdrawal on Account of Disability

A Participant who has become disabled may apply for a distribution of his Account on the same basis as if he had a Separation from Service under Section 9.1.  For this purpose, a Participant will be deemed to be disabled only if the Participant (1) has a Total and Permanent Disability, or (2) either qualifies to receive disability insurance benefits under the Company’s Long Term Disability Plan or, if the Participant is not eligible to participate in such plan, would so qualify, as determined by the Benefits Administration Committee in its sole discretion.

Article 11

LOANS

The Benefits Administration Committee may, in its discretion, establish a program under the Plan to provide loans to Participants (the “Loan Program”).  If so established, the Loan Program shall be embodied in a separate written document that is incorporated by reference into the Plan.

Article 12

 ROTH ELECTIVE DEFERRALS

12.1 General Application

(A)
Effective as of November 1, 2012, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant's Roth Elective Deferrals will be allocated to his or her Roth Elective Deferral Account.

(B)	Except as specifically stated otherwise, Roth Elective Deferrals will be treated as Tax Deferred Deposits for all purposes under the Plan.

12.2 Separate Accounting

(A)
Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant's Roth Elective Deferral Account.

(B)	The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's account.

(C)
Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant's Roth Elective Deferral Account and the Participant's other accounts under the Plan.

12.3 Direct Rollovers

(A)
Notwithstanding Article 19, a direct rollover of a distribution from a Roth Elective Deferral Account will only be made to another Roth Elective Deferral Account under an applicable retirement plan described in §402A(e)(1) or to a Roth IRA described in §408A, and only to the extent the rollover is permitted under the rules of §402(c).

(B)
Notwithstanding Article 16, the Plan will accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth Elective Deferral Account under an applicable retirement plan described in §402A(e)(1) and only to the extent the rollover is permitted under the rules of §402(c).

(C)
The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant's other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant's Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant's account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(D)
The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other accounts in the Plan, even if the amounts are distributed at the same time.

12.4 Correction of Excess Contributions and Excess Deferrals

In the case of a distribution of Excess Contributions, Excess Deferrals, or both, the Plan will distribute Roth Elective Deferrals first, to the extent such types of deferrals were made for the year.

Article 13

ADMINISTRATION OF THE PLAN

13.1 Investment Committee

The Investment Committee shall have the responsibility for control and management of the assets of the Plan, and, subject to Section 6.1(B), shall also be the named fiduciary of the Plan, as provided for in ERISA, for control and management of the assets of the Plan. The Investment Committee shall consist of not less than three members who shall be appointed from time to time by the Board of Directors, which shall also determine which member shall serve as Chair, and shall serve at its pleasure, without compensation, unless otherwise determined by the Board of Directors. If otherwise eligible, the fact that an Employee is a member of the Investment Committee shall not preclude his participation in the Plan or acting as trustee of any of the funds under the Plan.

13.2 Operation of Investment Committee

The Investment Committee shall elect a Secretary, who may or may not be a member of the Investment Committee. The Investment Committee shall conduct its business and hold meetings as determined by it from time to time. As to all matters requiring the exercise of discretion, action shall be taken upon the agreement or direction of at least a majority of the Investment Committee. In lieu of a meeting, the Investment Committee may act by unanimous written consent. In the control and management of the assets of the Plan, the Investment Committee may:

(A)
allocate among its members, and designate other persons to carry out, fiduciary and nonfiduciary responsibilities with respect to the control and management of Plan assets (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA); and

(B)	consult with legal counsel, who may be counsel to the Company.

13.3 Records of Investment Committee

The Investment Committee shall keep a record of all its proceedings.

13.4 Rights and Powers of Investment Committee

In carrying out its functions under the Plan, the Investment Committee shall have the right and power:

(A)	to establish and implement overall investment objectives, philosophy, and policy relating to asset investment mix or to new investments for the Plan;

(B)	to recommend to the Board of Directors adoption of significant investment-related amendments to the Plan;

(C)	to appoint or remove the Trustees;

(D)	to appoint, review the actions of, and remove the custodians and investment management consultants for the Plan;

(E)
to appoint, review the actions of, and remove investment managers for the Plan, approve related fee arrangements (including estimated annual budget and controls relating to such expenses and fees), investment guidelines, and restrictions applicable to such managers;

(F)	to approve, ratify, or oversee all investments made by investment managers who may be Employees or which may be subsidiaries or affiliates;

(G)	to approve investment arrangements with insurance carriers, banks or financial institutions under the Plan;

(H)	to approve all matters related to investment related transactions between the Plan and a party in interest (as defined in ERISA), where such approval is required by ERISA;

(I)
to exercise such additional powers as are necessary in the judgment of the Investment Committee to carry out the above-mentioned responsibilities or as may from time to time be delegated to the Investment Committee by the Board of Directors.

13.5 Benefits Administration Committee

Administration of the payment of all benefits to Participants or their Beneficiaries and of the other functions vested by the Plan in the Benefits Administration Committee shall be the responsibility of the Benefits Administration Committee, which shall also be both the administrator and the named fiduciary of the Plan for the review of denied benefit claims, as those terms are defined in ERISA.  As administrator of the Plan, the Benefits Administration Committee shall be responsible for compliance with the reporting and disclosure requirements of ERISA, and as named fiduciary for review of denied benefit claims, it shall have the power and duty to make the final determination under the Plan with respect to review of denied claims for Plan benefits.  The Benefits Administration Committee shall consist of not less than three members who shall be appointed from time to time by the Board of Directors and shall serve at its pleasure.  If otherwise eligible, the fact that an Employee is a member of the Benefits Administration Committee shall not preclude his participating in the Plan or acting as trustee of any funds under the Plan.

13.6 Operation of Benefits Administration Committee

The Benefits Administration Committee shall elect a Chairman from among its members and a Secretary, who may or may not be a member of the Benefits Administration Committee.  The Benefits Administration Committee shall conduct its business and hold meetings as determined by it from time to time.  As to all matters requiring the exercise of discretion, action shall be taken upon the agreement or direction of at least a majority of the Benefits Administration Committee.  In lieu of a meeting, the Benefits Administration Committee may act by unanimous written consent.  In the administration of the Plan, the Benefits Administration Committee may:  (A) allocate among its members, and designate other persons to carry out, fiduciary and nonfiduciary responsibilities with respect to administration and review of denied benefit claims; and (B) consult with legal counsel, who may be counsel to the Company.

13.7 Records of Benefits Administration Committee

The Benefits Administration Committee shall keep a record of all its proceedings.

13.8 Rights and Powers of Benefits Administration Committee

The Benefits Administration Committee shall have full discretionary authority with respect to the exercise of the following rights and powers and the determination of any question related thereto, including a question of fact:

(A)	to interpret the provisions of the Plan;

(B)
to adopt such rules and regulations with regard to the administration of the Plan as are consistent with the terms of the Plan and of the trust agreement or agreements establishing the Trust and to determine the terms and provisions of the forms of statements, acceptances, consents, authorizations, elections, designations, and any other instruments to be executed and delivered by Participants as a condition of, or in order -to exercise, any rights under the Plan, and generally, to take all action which it is herein contemplated shall be taken by the Benefits Administration Committee;

(C)
to determine the eligibility of Employees (including, whether an Employee is active, and the dates by which an eligible Employee shall be required to consent to the making of payroll deductions or reductions as a condition to commencing his or her participation in the Plan as of any specified date) and their Periods of Service, including, but without limitation, Hours of Service, One-Year Periods of Severance, Periods of Military Service, Years of Eligibility Service and Years of Vesting Service, and to require such proof from any Participant as it considers necessary to determine that such Participant has a condition of Total and Permanent Disability;

(D)	to determine what constitutes Compensation;

(E)	subject to the specific provisions of the Plan, to determine the times at which amounts shall be credited to the Company Accounts and Personal Accounts of Participants;

(F)
to administer the Loan Program and to determine whether or not a withdrawal request of a Participant on the basis of financial hardship should be approved, and to require such proof from a Participant as it considers necessary to make any such determination;

(G)	to determine the percentage of Compensation which a Participant may deposit under the Plan in respect of a Plan Year as provided in Section 3.2 of Article 3;

(H)
to determine whether or not to suspend, limit or retroactively reduce the percentage of Tax Deferred or Taxed Deposits elected by any or all Participants who are "highly compensated employees" within the meaning of Section 414(q) of the Code and the duration of any such limitation imposed;

(I)
to determine the disposition (including, in its discretion, whether to charge the amount against the amount of shares and cash in the Forfeiture Account) of clerical, arithmetical, and other errors made under the Plan or to resolve any claim filed under the Plan;

(J)	to determine how the Plan should be administered to conform with law or to meet special circumstances not anticipated or not covered in the Plan; and

(K)	to establish and administer procedures to determine whether domestic relations orders are qualified under Section 414(p) of the Code;

(L)	to designate an Employer for purposes of Section 2.7(C) and arrange for a transfer of assets as provided therein;

(M)	to direct the Trustee to return contributions as provided in Section 15.9; and

(N)
to delegate to one or more persons other than members of the Benefits Administration Committee, or to authorize one or more members of the Benefits Administration Committee to act on its behalf to carry out, any duty or power which would otherwise be a responsibility, including a fiduciary responsibility, of the Benefits Administration Committee under the Plan and any reference in the Plan to tile Benefits Administration Committee shall include a reference to such delegatee(a) as is appropriate to the context.

13.9 Claims Procedures

Pursuant to procedures established by the Benefits Administration Committee, notice in writing shall be provided to any Participant (including any retired or former Participant) or Beneficiary whose claim for benefits under the Plan has been denied. Such notice shall be provided no later than 90 days after the claim was submitted (45 days if the claim relates to a Plan determination of disability (“disability claim”), subject to an extension of the same length.  Such notice shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and, provided review is requested with 60 days (180 days in the case of a disability claim) after receipt by the claimant of written notification of denial of his claim shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied for a full and fair review by the Benefits Administration Committee of the decision denying the Claim.  All determinations of the Benefits Administration Committee shall be final, conclusive, and binding on all interested parties.  No Benefits Administration Committee member shall be entitled to act on or decide any matter relating solely to himself or any of his rights under the Plan.

13.10 Indemnification

The Company shall indemnify and reimburse the members of the Board of Directors of the Company, the Investment Committee, and the Benefits Administration Committee and any other employee of an Employer who has been delegated any fiduciary responsibility in connection with the Plan, with respect to any action, inaction, or matter undertaken by such persons in good faith for or on behalf of the Plan or its participants which is consistent with the purposes of the Plan.

Article 14

AMENDMENT OR TERMINATION

14.1 Right to Amend

(A)
The Board of Directors reserves the right, by duly authorized resolution, at any time and from time to time (and retroactively if deemed necessary or appropriate to meet the requirements of the Code, ERISA, or any similar laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies), to modify or amend, in whole or in part, any or all of the provisions of the Plan.

(B)
No such modification or amendment, however, shall make it possible for any part of the corpus or income of the fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan prior to the satisfaction of all liabilities with respect thereto.  Moreover, no amendment or modification shall make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by Section 412(c)(8) of the Code.

(C)
Notwithstanding anything herein to the contrary, a representative of the Benefits Administration Committee may, at its direction, execute any amendment to the Plan that (1) reflects the terms of any agreements entered into by the Company relating to prior employee service required to be taken into account under the Plan pursuant to such agreements, or (2) which does not add materially to the cost of maintaining the Plan or affect Participants’ rights under the Plan in a material way.

14.2 Right of Adoption and Termination

Any entity affiliated with the Company may adopt the Plan for the benefit of its employees.  However, any such adoption must be approved by the Board of Directors.  Furthermore, the Board of Directors retains the exclusive right and the power to terminate the Plan at any time with respect to any or all Employers.

14.3 Obligations Upon Merger, Consolidation or Transfer

In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

In the event of the merger of any other qualified plan into the Plan, to the extent required by law, a Participant's Years of Vesting Service and Years of Eligibility Service under the Plan shall include the years of vesting service and the years of eligibility service standing to his credit under such merged plan on the day immediately preceding the day of such plan merger.  Years of Vesting Service credited under this Section shall be credited only for purposes of determining a Participant's nonforfeitable percentage in his Accounts under Article 8 and shall not be credited for purposes of determining a Participant's Retirement Contribution under Article 4.

The merger of the Plan with any other plan shall not reduce or eliminate any benefit protected under Code Section 411(d)(6), except to the extent permitted by law.

14.4 Obligations Upon Termination, Partial Termination or Discontinuance

(A)
While each Employer intends to continue the Plan indefinitely, nevertheless it assumes no contractual obligation as to the Plan's continuance.  In the case of any termination, partial termination or complete discontinuance of contributions, each Participant who is then an Employee and who is affected by the termination, partial termination or complete discontinuance of contributions shall have a one hundred percent (100%) nonforfeitable interest in the value of all amounts credited to his Participant's Account.

(B)
Upon a complete or partial termination of the Plan, whether in writing or in operation, subject to the right of the Board of Directors to amend the Plan to provide for a liquidation and distribution of the assets of the Plan

(i) the Benefits Administration Committee and the Investment Committee shall remain in existence, (ii) no further deposits or Company contributions shall be made under the Plan for affected Participants, (iii) all of the provisions of the Plan shall remain in full force and effect (other than the provisions for Deposits and Employer Contributions) and (iv) the amount in each affected Participant's Account shall continue to be held under the Plan, and shall be nonforfeitable.

14.5 Continued Funding After Plan Termination

Anything in the Plan to the contrary notwithstanding, no Employer, upon any termination or partial termination of the Plan, shall have any obligation or liability whatsoever to make any further payments to the Trustee for the benefit of Participants under the Plan, except for any contributions payable prior to any termination of the Plan. Except as provided in the foregoing, neither the Trustee, the Board of Directors, the Benefits Administration Committee, the Investment Committee, nor any Participant, Employee, nor beneficiary, shall have any right to compel an Employer to make any payment after the termination or partial termination of the Plan.

14.6 Distribution Upon Disposition of Assets

A Participant's Account may be distributed to the Participant as soon as administratively feasible after the sale or other disposition of at least 85 percent of the assets used by the Employer in the trade or business in which the Participant is employed if the purchaser does not maintain the Plan and if the Participant continues employment with the purchaser.

The Account of a Participant employed by a subsidiary of an Employer may be distributed to the Participant as soon as administratively feasible after the sale or other disposition of the Employer's interest in the subsidiary to an entity that is not a related Employer as long as the purchaser does not maintain the Plan and the Participant continues employment with such subsidiary.

14.7 Conversion Period

However, notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Employer, the Employer may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited, a Participant’s right to change his Deposit Election, to change his investment election, to borrow or withdraw from his Account, or to obtain a distribution from his Account.

Article 15

GENERAL PROVISIONS

15.1 No Contract of Employment

Neither the establishment of the Plan nor any action hereafter taken by the Trustee, the Company, any other Employer, the Investment Committee or the Benefits Administration Committee shall. be construed as giving to any Employee the right to be retained in employment or, except as otherwise provided herein, any right or claim to any benefits under the Plan if discharged, unless the right to such benefits would have accrued if the Employee had at the time of such discharge voluntarily Separated from Service.

15.2 Incapacity

If the Benefits Administration Committee determines that any person entitled to any distribution under the Plan is a minor, or incompetent, or unable to care for his affairs by reason of a physical or mental disability, the Committee may direct the Trustee to pay such distribution in whole or in part, to any person who, in the Committee's opinion, is caring for or supporting the minor, incompetent or disabled person, unless a claim is made for such distribution by a duly appointed guardian or committee of such individual. The Benefits Administration Committee shall not have any responsibility to follow or oversee the applications of amounts so paid and such distribution shall be a complete discharge of any obligation to the extent of the amount distributed.

15.3 Payment Satisfies Claims

Any payment of a distribution under the Plan to any Participant, Beneficiary, legal representative or any guardian or committee appointed for such Participant or Beneficiary shall, to the extent of such payment, be in fall satisfaction of all claims against the Plan, Trustee, Company, an Employer, or Benefits Administration Committee. The Plan may require any recipient of a distribution to execute a receipt and release in such form as the Benefits Administration Committee determines.

15.4 Prescribed Forms

Except as provided in Section 15.5, all elections, authorizations, applications, and other actions required of Employees, Participants, or Beneficiaries under the Plan must, in order to be effective, be made in writing on forms prescribed for such purposes by the Benefits Administration Committee and delivered or communicated to the Benefits Administration Committee, as the Benefits Administration Committee may direct, by such dates as may be prescribed by the Benefits Administration Committee. Participants and Beneficiaries must furnish the Benefits Administration Committee such evidence or information, including change of address, as the Committee considered necessary or desirable for the purpose of administering the Plan and the benefits of each such person are conditioned upon prompt furnishing of all evidence or information requested.

15.5 Telephonic Voice Response Service or Electronic Systems

Notwithstanding anything in the Plan to the contrary, if so required by the Benefits Administration Committee, any election, application or authorization of an Employee, Participant, Beneficiary or Alternate Payee shall be made by the response of such person in compliance with the rules established by the Benefits Administration Committee with respect to such telephone voice response service or other electronic systems as may be established by the Benefits Administration Committee. Without limitation of the foregoing, responses on such voice response service or electronic systems may be directed to the Trustee or any agent designated by the Trustee or the Benefits Administration Committee, and persons shall be required to execute such forms as may be required by the Trustee or such agent in connection with establishing and controlling entry to such service.

Any such voice response service or other electronic systems shall provide for written confirmation to an Employee, Participant, Beneficiary or Alternate Payee of elections and authorization made thereunder, and elections and authorizations so made and so confirmed shall be binding on such person.

15.6 Temporary Investment of Assets

Any funds held in any account under the Plan or allocated to Participants and not yet invested as directed by the Participant or required by the Plan may, pending the disposition or investment of such funds, be temporarily invested in interest-bearing obligations of a short-term nature. For such purposes, funds may be commingled.

15.7 Attainment of Age

A Participant shall be deemed to have attained a given age on the first moment of the anniversary of his birth corresponding to such age.

15.8 Alienation of Benefits

Except as provided in this Section and Section 18.1, or to the extent required by law, no benefit deliverable, transferable, or payable to a Participant under the Plan shall be subject in any manner to anticipation, assignment, pledge, alienation, or charge by any Participant, and any attempt so to anticipate, assign, pledge, alienate, or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, or torts of any Participant; nor shall any interest of any Participant under the Plan be subject to garnishment, attachment, lien, execution, or levy of any kind.

A Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits.

15.9 No Guarantee of Benefits by Company

Neither the Company nor any other Employer guarantees any of the benefits or payments provided under the Plan, but Employer Contributions once made shall be irrevocable. Except as provided herein or permitted from time to time by the Code or ERISA, no part of any of the funds in the possession of the Trustee shall revert to the Company or any other Employer or be diverted to or used for any purposes other than for the exclusive benefit of Participants and their

Beneficiaries; provided, however, that in the event that the Benefits Administration Committee shall direct the return of any contribution to the Trust Fund and shall certify with respect to such contribution that (i) such contribution has been made by an Employer by a mistake of fact, (ii) such contribution has been conditioned on initial qualification of the Plan under Section 401 of the Code and that such qualification has been denied or revoked, or (iii) such contribution has been conditioned upon the deductibility thereof under Section 404 of the Code and that such deduction has been disallowed or redetermined, the Trustee shall return such contribution (or the value thereof if less) to the Employer that made such contribution in accordance with such direction, but in no event shall any such return be made later than the expiration of one year following the payment of any such contribution in the case of a direction under (i) above, the denial or revocation of qualification in the case of a direction under (ii) above, or the disallowance or redetermination of the deduction in the case of a direction under (iii) above.

15.10 Payment of Expenses

Unless paid by an Employer, expenses of the Plan shall be paid out of the Trust.

15.11 Statement of Accounting

The Benefits Administration Committee will use its best efforts to furnish not less than once each calendar year to each Participant a statement of his Account, and shall furnish or make available at its offices copies of the statements of the Trustee with respect to the Trust. Any Participant desiring to make objection as to any matters covered by the statement of Account shall give written notice to the Benefits Administration Committee within 60 days after the date the statement was furnished to him. Failure to object within such period shall bar any right (except as otherwise required by ERISA) thereafter to object to any of the matters covered by such statement.

15.12 Plan May be Sued

The Plan may sue or be sued as an entity separate from the Company.  Except as otherwise required by ERISA, every right of action by a Participant, former Participant or Beneficiary with respect to the Plan or Trust, irrespective of the place where such action may be brought, shall be barred after the expiration of three years from the date of Separation from Service of the Participant or the date of receipt of the notice of denial of a claim for benefits, if earlier.

15.13 Inability to Find Payee

If after 6 months, the Benefits Administrative Committee is unable, after reasonable effort, to ascertain the identity, whereabouts or existence of any Participant or Beneficiary to whom a benefit is payable under this Plan, or if the Plan has made a distribution, but the Participant or Beneficiary does not cash the distribution check, the benefits otherwise payable to the Participant or Beneficiary shall be forfeited, anything to the contrary contained elsewhere in this Plan notwithstanding; provided, however, that the dollar value of the Account so forfeited, unadjusted for earnings or losses, shall be reinstated if, at any time prior to the termination of the Plan, a claim is subsequently made by such Participant or Beneficiary or if proof of death of such person satisfactory to the Benefits Administrative Committee is received by the Benefits Administrative Committee.  However, any benefits lost by reason of escheat under applicable state law shall be considered forfeited and shall not be subsequently reinstated.

15.14 State Law

Except to the extent preempted or superseded by Section 514 of ERISA, the Plan shall be construed and enforced according to the laws of the State of Delaware, and all the provisions thereof shall be administered according to the laws of said State (other than the conflicts of  laws provisions).

15.15 Construction

In determining the meaning of any provisions of the Plan, words importing the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Terms defined in Article 1 shall have a corresponding meaning when used in a different tense and, if defined in the singular, when used in the plural. Headings of Articles in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.

Article 16

ROLLOVER CONTRIBUTIONS AND TRANSFERS

16.1 Rollover of Funds from Other Plans

In the event that an individual:  (1) becomes an Employee other than an Employee described in Section 2.3; (2) has been a participant in an employer's plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code; and (3) receives from such trust an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, and, provided that such property consists of money, or, in the case of an Employee who became an Employee as a result of the Company's acquisition of his former employer, such property consists of money or money and a loan or loans from such former employer’s tax-qualified 401(k) plan, then, with the consent of the Benefits Administration Committee, the eligible Employee may rollover any portion of the distribution to this Plan on or before the sixtieth (60th) day after the day on which he received such property and, if the distribution includes a loan, on or before ninety (90) days of the date the Participant first became eligible to effect the rollover, subject to the Employee providing such information and documentation as the Benefits Administration Committee requires in order to determine the amount in an eligible rollover distribution under Section 402(c)(4) of the Code.  Such rollover may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time. Furthermore, the eligible Employee may direct the prior trust to transfer any portion of the distribution directly to the Plan.  Upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to Article 5.  The eligible Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such transfer.

16.2 Rollover of Funds from Conduit Individual Retirement Account (IRA)

In the event that an individual

(A)	becomes an Employee other than an Employee described in Section 2.3, and

(B)
has established an Individual Retirement Account or Individual Retirement Annuity (hereinafter collectively referred to as "IRA") described in Sections 408(a) and 408(b), respectively, of the Code, which IRA is comprised solely of amounts constituting a rollover contribution of an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, from an employer's plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code, and

(C)
received from such IRA the entire amount of the account or the entire value of the annuity, including any earnings on such sums, pursuant to Section 408(d)(3)(A)(ii) of the Code, then, with the consent of the Benefits Administration Committee, the eligible Employee may transfer the entire amount received in such distribution to this Plan (for the benefit of such individual) on or before the sixtieth (60th) day after the day on which he received such payment or distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to Article 5. Such transfer may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time.

The eligible Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account.

16.3 Transfers Directly from Other Plans

There may be transferred directly from the trustee of any other qualified plan to the Trustee, subject to the approval of the Benefits Administration Committee and the Trustee, all or any of the assets, including after-tax contributions, if any, held (whether by trustee, custodian or otherwise) under the Plan for any eligible Employees (other than Employees described in Section 2.3); provided, however, that the transfer satisfies Section 411(d)(6) of the Code. Such transfer may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time. A separate account shall be established for such assets for each eligible Employee.

Notwithstanding the foregoing, an eligible Employee may not transfer any amount which, if transferred into this Plan would cause the Plan to be a direct or indirect transferee plan, within the meaning of Section 401(a)(11)(B)(iii)(III) of the Code and any regulations or rulings effective thereunder, of a plan described in Section 401 (a)(11)(B)(i) or (ii) of the Code. Transfers pursuant to this Section may be made regardless of whether the eligible Employee has satisfied any applicable eligibility service requirement of this Plan.

16.4 Mistaken Rollover

If it is determined that a Participants rollover contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Participant's Rollover Account shall be:

(A)	segregated from all other Plan assets,
(B)	treated as a non-qualified trust established by and for the benefit of the Participant, and
(C)	distributed to the Participant.

Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

Article 17

TOP-HEAVY PROVISIONS

17.1 Top-Heavy Plan Defined

This Article shall apply if the Plan is a "Top-Heavy Plan" as hereinafter provided. The Plan shall be a Top-Heavy Plan in a Plan Year if, as of the Determination Date, the present value of the cumulative accrued benefits (as calculated below) of all Key Employees exceeds sixty percent (60%) of the present value of the accumulative accrued benefits under the Plan of all Employees and Key Employees, but excluding the value of the accrued benefits of former Key Employees.

All plans that are part of the Required Aggregation Group shall be treated as a single plan.  Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

For this purpose, the present value of an Employee's accrued benefit is equal to the sum of (A) and (B) below:

(A)
The sum of (i) the present value of an Employee's accrued retirement income in each defined benefit plan which is included in the Required Aggregation Group determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date and as if the Employee had terminated service as of such valuation date and (ii) the aggregate distribution made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Required Aggregation Group and not reflected in the value of his accrued retirement income as of the most recent valuation date. In determining present value for all plans in the Required

Aggregation Group, the actuarial assumptions set forth for this purpose in the Employer's defined benefit plan shall be utilized and the commencement date shall be determined taking any nonproportional subsidy into account; and

(B)
The sum of (i) the aggregate balance of his accounts in all defined contribution plans which are part of the Required Aggregation Group as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such an account after the valuation date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Required Aggregation Group and not reflected in the value of his account(s) as of the most recent valuation date.

Provided, however, the following special rules shall apply unless allowed to “sunset.”

(i)           The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)           The accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

17.2 Other Definitions

For the purposes of this Article, the following terms shall have the following meanings:

(A)	"Determination Date" means the last day of the preceding Plan Year except that in the case of the first Plan Year, the term "Determination Date" shall mean the last day of the Plan Year.

(B)
"Employee" means (i) a current employee or (ii) a former employee who performed services for the Employer during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

(C)
"Key Employee" means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the Employer having annual compensation greater than $165,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(D)	"Non-Key Employee" means an Employee who is not a Key Employee.

(E)	"Required Aggregation Group" means

(1)	Each qualified plan of the Employer in which a Key Employee participates or participated (regardless of whether the Plan has terminated); and

(2)	Each other such qualified plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

17.3 Top-Heavy Contributions

Solely in the event that a Non-Key Employee is not covered by a defined benefit plan of the Employer which provides the minimum benefit required by Section 416(c)(1) of the Code during a Plan Year in which this Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated to each such Non-Key Employee who has not separated from service by the end of the Plan Year shall be equal to not less than the lesser of:

(A)	Three percent (3%) of such Participant's Compensation in the Plan Year, or

(B)
The percentage of such Participant's Compensation in the Plan Year which is equal to the percentage at which contributions and forfeitures are made to the Key Employee for whom such percentage is the highest for the year.

The percentage referred to in Paragraph (B) above shall be determined by dividing the contributions and forfeitures allocated to the Key Employee by such Employee's Compensation. For purposes of this Section, Tax Deferred Deposits shall be disregarded in determining the amount of Employer Contributions allocated to Non-Key Employees. The Employer shall make such additional contribution to the Plan as shall be necessary to make the allocation described above. The provisions of this section apply without regard to contributions or benefits under Social Security or any other Federal or State law. An adjustment may be made to this Section, as permitted under Treasury Regulations, in the event an Employee is also entitled to an increased benefit in any other Top Heavy plan while it is in the Aggregation Group with this Plan.  Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements may nevertheless be treated as Employer Matching Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.
A Non-Key Employee who is otherwise entitled to a minimum contribution under this Section shall not fail to receive the required minimum contribution because the Employee is excluded from participation because the Employee failed to make elective Tax Deferred Deposits under the Plan or because the Employee failed to accrue 1,000 Hours of Service during the Plan Year.

Article 18

QUALIFIED DOMESTIC RELATIONS ORDERS (QDROs)

18.1 Terms of a QDRO

Notwithstanding the provisions of Section 15.8, if the Benefits Administration Committee determines an order to be a “Qualified Domestic Relations Order,” within the meaning of Code Section 414(p), payment of benefits shall be made in accordance with the terms of such order, except that, if the value of the benefits to be paid to the Alternate Payee does not exceed $1,000, then such benefits shall be paid in a lump sum as soon as administratively practicable following the date that the order is deemed to be qualified.

18.2 Notification of Receipt of Order

The Benefits Administration Committee shall promptly notify a Participant and any other Alternate Payee of the receipt of a Qualified Domestic Relations Order and of the Plan's procedure for determining whether the order meets the requirements of a Qualified Domestic Relations Order.  Within a reasonable period of time after the receipt of such order, the Benefits Administration Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order meets the requirements of a Qualified Domestic Relations Order, and shall notify the Participant and each Alternate Payee of such determination.

Article 19

DIRECT ROLLOVER PROVISIONS

19.1 Application of Article

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

19.2 Definitions

(A)	Eligible Rollover Distribution

An Eligible Rollover Distribution is any distribution of all or any portion of any benefit due to the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of other Distributee or other joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code (or any distribution made upon hardship); and any other distribution(s) that is reasonably expected to total less than $200 during a Plan Year.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(B)	Eligible Retirement Plan

An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA, within the meaning of Code Section 408A, an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) (maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state), where the plan sponsor agrees to accept the distributee's eligible rollover distribution and, in the case of a 457(b) plan or 403(b) annuity contract, also agrees to separately account for such transferred amounts; the definition of an eligible retirement plan shall also apply in the case of a eligible rollover distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee, as defined in Code Section 414(p).

(C)	Distributee

A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or Beneficiary and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse, former spouse, or Beneficiary.

(D)	Direct Rollover

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

This amendment and restatement of the Plan is executed this 25th day of February, 2013, to be effective as previously stated in the Preamble.

ADS ALLIANCE DATA SYSTEMS, INC.

By:           /s/ Calvin Hilton
Title:       Vice President, Human Resources

APPENDIX A

SPECIAL SERVICE CREDITING PROVISIONS

The following shall establish to what extent, if any, service with a prior employer shall be credited for purposes of determining Years of Eligibility Service and Years of Vesting Service, for Employees who were employed by the following companies immediately prior to being employed by the Company.  Any such credit shall be based entirely on records provided to the Company by the prior employer.

Employing Company	Years of Eligibility	Years of Vesting
Abacus and Data Management Divisions of DoubleClick Inc. (“Abacus”)	All service recognized for this purpose under the 401(k) plan previously sponsored by Abacus, but only if employed by the Company as of February 1, 2007.	All service recognized for this purpose under the 401(k) plan previously sponsored by Abacus, but only if employed by the Company as of February 1, 2007.

Advecor, Inc. (“Advecor”)	All service recognized for this purpose under Advecor’s 401(k) Plan, but only if employed by Advecor as of 12/31/2012	All service recognized for this purpose under Advecor’s 401(k) Plan, but only if employed by Advecor as of 12/31/2012

AEP, Inc. (“AEP”)*	Date of hire by AEP, but only if employed by the Company as of 03/01/2003	Date of hire by AEP, but only if employed by the Company as of 03/01/2003

Aspen Marketing Holdings, Inc (“Aspen”)	All service recognized for this purpose under Aspen’s 401(k) Plan, but only if hired by the Company as of June 1, 2011	All service recognized for this purpose under Aspen’s 401(k) Plan, but only if hired by the Company as of June 1, 2011

Atrana Solutions, Inc. (“Atrana”)	Date of hire by Atrana, but only if employed by the Company as of May 14, 2005.	Date of hire by Atrana, but only if employed by the Company as of May 14, 2005.

Big Designs, Inc. (“Big”)	Date of hire by Big, but only if employed by the Company as of August 15, 2006.	Date of hire by Big, but only if employed by the Company as of August 15, 2006.

Employing Company	Years of Eligibility	Years of Vesting
Bigfoot Interactive, Inc. (“Bigfoot”)	Date of hire by Bigfoot, but only if employed by the Company as of September 24, 2005.	Date of hire by Bigfoot, but only if employed by the Company as of September 24, 2005.

Capstone Consulting Partners, Inc. (“Capstone”)*	Date of hire by Capstone if employed by Capstone on 11/1/2004 and hired by the Company on or before 11/2/2004.	Date of hire by Capstone if employed by Capstone on 11/1/2004 and hired by the Company on or before 11/2/2004.

ConneXt	Date of hire with ConneXt if employed by ConneXt on 08/23/2001	Date of hire with ConneXt if employed by ConneXt on 08/23/2001

CPC Associates, Inc. (“CPC”)	Date of hire by CPC, but only if employed by the Company as of October 1, 2006.	Date of hire by CPC, but only if employed by the Company as of October 1, 2006.

Conservation Billing Services, Inc. (“CBSI”)*	Date of hire by CBSI, but only if employed by the Company as of 09/16/2003	Date of hire by CBSI, but only if employed by the Company as of 09/16/2003

Dresser Industries (“Dresser”)	Date of hire with Dresser if employed by Dresser on 07/15/1997	Date of hire with Dresser if employed by Dresser on 07/15/1997

DoubleClick, Inc. (“DoubleClick”)	Date of hire by DoubleClick, but only if employed by the Company as of April 3, 2006.	Date of hire by DoubleClick, but only if employed by the Company as of April 3, 2006.

Epsilon Marketing Services, Inc. (“Epsilon”)*
Date of hire by Epsilon if employed by Epsilon on 10/31/2004 and hired by the Company on 11/1/2004 or if employed by Epsilon’s affiliate on 12/31/2004 and hired by the Company on or before 1/1/2005, but no less than one Year of Eligibility Service.
Date of hire by Epsilon if employed by Epsilon on 10/31/2004 and hired by the Company on 11/1/2004 or if employed by Epsilon’s affiliate on 12/31/2004 and hired by the Company on or before 1/1/2005.

Employing Company	Years of Eligibility	Years of Vesting
Acquired Subsidiaries of Equifax, Inc. (“Equifax”)
All service recognized for this purpose under the 401(k) plan previously sponsored by Equifax, but only if hired by the Company as of July 1, 2010, or such later date provided in the Purchase Agreement

All service recognized for this purpose under the 401(k) plan previously sponsored by Equifax, but only if hired by the Company as of July 1, 2010, or such later date provided in the Purchase Agreement

ExoLink, Inc. (“ExoLink”)	Date of hire with ExoLink, but only if employed by the Company as of 01/01/2003	Date of hire with ExoLink, but only if employed by the Company as of 01/01/2003

Frequency Marketing, Inc. (“FMI”)	Date of hire with FMI if employed with FMI on 12/31/2001	Date of hire with FMI if employed with FMI on 12/31/2001

Harmonic Systems	Date of hire with Harmonic Systems if employed by Harmonic Systems on 08/11/1998	Date of hire with Harmonic Systems if employed by Harmonic Systems on 08/11/1998

HMI Holdings, LLP (“HMI”)	All service recognized for this purpose under the HMI 401(k) Plan in which the employee participated, but only if employed by HMI as of 12/01/2012	All service recognized for this purpose under the HMI 401(k) Plan in which the employee participated, but only if employed by HMI as of 12/01/2012

Huntington National Bank (“HNB”)	Date of hire with HNB if employed by HNB on 07/19/1998	Date of hire with HNB if employed by HNB on 07/19/1998

iCom Information & Communications L.P. (“iCom”)	Date of hire by iCom, but only if employed by the Company as of February 6, 2006.	Date of hire by iCom, but only if employed by the Company as of February 6, 2006.

Employing Company	Years of Eligibility	Years of Vesting
Limited Brands, Inc.
All service recognized for this purpose under the 401(k) plan sponsored by Limited Brands, but only if hired by the Company (1) in connection with an asset purchase and (2) either on September 15, 2012, or within 90 days afterwards

All service recognized for this purpose under the 401(k) plan sponsored by Limited Brands, but only if hired by the Company  (1) in connection with an asset purchase and (2) either on September 15, 2012, or within 90 days afterwards

Loyalty RealTime, Inc. (formerly d/b/a Loyalty RealTime, LLC (“LRI”)	Date of hire with LRI if employed with LRI on 12/31/2001	Date of hire with LRI if employed with LRI on 12/31/2001

Mail Box Capital Corporation (“Mail Box”)	Date of hire with Mail Box if employed by Mail Box on 09/24/2001	Date of hire with Mail Box if employed by Mail Box on 09/24/2001

National City Card Services Division of National City Bank Columbus (“NBCC”)	Date of hire with NBCC if employed with NBCC on 11/22/1996	Date of hire with NBCC if employed with NBCC on 11/22/1996

Orcom Solutions, Inc. (“Orcom”)*	Date of hire by Orcom, but only if employed by the Company as of 12/02/2003, or within 30 days thereafter	Date of hire by Orcom, but only if employed by the Company as of 12/02/2003, or within 30 days thereafter

Specialty Retailers (TX), LP (“Specialty”) *	Date of hire by Specialty, but only if employed by the Company as of 09/12/2003	Date of hire by Specialty, but only if employed by the Company as of 09/12/2003

SPS (The Associates) (“SPS”)	Date of hire with SPS if employed with SPS on 07/14/1999	Date of hire with SPS if employed with SPS on 07/14/1999

SPS Fleetshare (The Associates) (“SPS”)	Date of hire with SPS if employed by SPS on 07/14/1999 and on 06/30/2000	Date of hire with SPS if employed by SPS on 07/14/1999 and on 06/30/1999

Employing Company	Years of Eligibility	Years of Vesting
Utilipro	Date of hire with Utilipro if employed by Utilipro on 02/28/2001	Date of hire with Utilipro if employed by Utilipro on 02/28/2001

Milford and Bensalem Divisions of Charming Shoppes Receivables Corporation (“Charming”)
All service recognized for this purpose under the 401(k) plan previously sponsored by Charming, but only if hired by the Company as of October 30, 2009, or such later date provided in the Purchase Agreement.

All service recognized for this purpose under the 401(k) plan previously sponsored by Charming, but only if hired by the Company as of October 30, 2009, or such later date provided in the Purchase Agreement.

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* Affected Employees never become eligible to receive a Retirement Contribution.